NOMURA ASSET ACCEPTANCE CORPORATION,

Depositor

NOMURA CREDIT & CAPITAL, INC.,

Seller

GMAC MORTGAGE CORPORATION

Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Master Servicer and Securities Administrator

and

HSBC BANK USA, NATIONAL ASSOCIATION

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of July 1, 2005

NOMURA ASSET ACCEPTANCE CORPORATION

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-AR4

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms.
Section 1.02	Allocation of Certain Interest Shortfalls.

ARTICLE II

CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES

Section 2.01	Conveyance of Trust Fund.
Section 2.02	Acceptance of the Mortgage Loans.
Section 2.03	Representations, Warranties and Covenants of the Servicer and the Seller.
Section 2.04	Representations and Warranties of the Depositor.
Section 2.05	Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.
Section 2.06	Issuance of the REMIC I Regular Interests and the Class R Certificates.
Section 2.07	Conveyance of the REMIC I Regular Interests.
Section 2.08	Issuance of Class R Certificates.
Section 2.09	Establishment of Trust.

ARTICLE III

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS; ACCOUNTS

Section 3.01	The Servicer to act as Servicer of the Mortgage Loans.
Section 3.02	Due-on-Sale Clauses; Assumption Agreements.
Section 3.03	Subservicers.
Section 3.04	Documents, Records and Funds in Possession of the Servicer To Be Held for Trustee.
Section 3.05	Maintenance of Hazard Insurance.
Section 3.06	Presentment of Claims and Collection of Proceeds.
Section 3.07	Maintenance of Insurance Policies.
Section 3.08	Reserved.
Section 3.09	Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.
Section 3.10	Servicing Compensation.
Section 3.11	REO Property.
Section 3.12	Liquidation Reports.
Section 3.13	Annual Certificate as to Compliance.
Section 3.14	Annual Independent Certified Public Accountants’ Servicing Report.
Section 3.15	Books and Records.
Section 3.16	The Trustee.
Section 3.17	REMIC-Related Covenants.
Section 3.18	[Reserved].
Section 3.19	Release of Mortgage Files.
Section 3.20	Documents, Records and Funds in Possession of the Servicer to be held for Trustee.
Section 3.21	Possession of Certain Insurance Policies and Documents.

Section 3.22	[Reserved].
Section 3.23	UCC.
Section 3.24	Optional Purchase of Defaulted Mortgage Loans.
Section 3.25	Obligations of the Servicer Under Credit Risk Management Agreement.
Section 3.26	Collection of Mortgage Loan Payments; Custodial Account.
Section 3.27	Permitted Withdrawals From the Custodial Account.
Section 3.28	Reports to Master Servicer.
Section 3.29	Collection of Taxes; Assessments and Similar Items; Escrow Accounts.
Section 3.30	Adjustments to Mortgage Rate and Scheduled Payment.
Section 3.31	Distribution Account.
Section 3.32	Permitted Withdrawals and Transfers from the Distribution Account.
Section 3.33	Duties of the Credit Risk Manager; Termination.
Section 3.34	Limitation Upon Liability of the Credit Risk Manager.

ARTICLE IV

ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS

Section 4.01	The Master Servicer.
Section 4.02	Monitoring of Servicer.
Section 4.03	Fidelity Bond.
Section 4.04	Power to Act; Procedures.
Section 4.05	Due-on-Sale Clauses; Assumption Agreements.
Section 4.06	Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.
Section 4.07	Standard Hazard Insurance and Flood Insurance Policies.
Section 4.08	Presentment of Claims and Collection of Proceeds.
Section 4.09	Maintenance of the Primary Mortgage Insurance Policies.
Section 4.10	Trustee to Retain Possession of Certain Insurance Policies and Documents.
Section 4.11	Realization Upon Defaulted Loans.
Section 4.12	Compensation for the Master Servicer.
Section 4.13	REO Property.
Section 4.14	Annual Officer’s Certificate as to Compliance.
Section 4.15	Annual Independent Accountant’s Servicing Report.
Section 4.16	Reports Filed with Securities and Exchange Commission.
Section 4.17	[Reserved].
Section 4.18	Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

ARTICLE V

ADVANCES AND DISTRIBUTIONS

Section 5.01	Advances; Advance Facility.
Section 5.02	Compensating Interest Payments.
Section 5.03	REMIC Distributions.
Section 5.04	Distributions.
Section 5.05	Allocation of Realized Losses.
Section 5.06	Monthly Statements to Certificateholders.
Section 5.07	REMIC Designations and REMIC I Allocations.

Section 5.08	Prepayment Charges.
Section 5.09	Class P Certificate Account.
Section 5.10	Basis Risk Shortfall Reserve Fund.

ARTICLE VI

THE CERTIFICATES

Section 6.01	The Certificates.
Section 6.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
Section 6.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 6.04	Persons Deemed Owners.
Section 6.05	Access to List of Certificateholders’ Names and Addresses.
Section 6.06	Book-Entry Certificates.
Section 6.07	Notices to Depository.
Section 6.08	Definitive Certificates.
Section 6.09	Maintenance of Office or Agency.

ARTICLE VII

THE DEPOSITOR, THE SERVICER AND THE MASTER SERVICER

Section 7.01	Liabilities of the Depositor, the Servicer and the Master Servicer.
Section 7.02	Merger or Consolidation of the Depositor, the Servicer or the Master Servicer.
Section 7.03	Indemnification of Depositor and the Servicer.
Section 7.04	Limitations on Liability of the Depositor, Securities Administrator, Master Servicer, Servicer and Others.
Section 7.05	The Servicer Not to Resign.
Section 7.06	Termination of the Servicer Without Cause; Appointment of Special Servicer.
Section 7.07	Limitation on Resignation of the Master Servicer.
Section 7.08	Assignment of Master Servicing.
Section 7.09	Rights of the Depositor in Respect of the Servicer and the Master Servicer.

ARTICLE VIII

DEFAULT; TERMINATION OF SERVICER AND MASTER SERVICER

Section 8.01	Events of Default.
Section 8.02	Master Servicer to Act; Appointment of Successor.
Section 8.03	Notification to Certificateholders.
Section 8.04	Waiver of Servicer Defaults and Master Servicer Defaults.

ARTICLE IX

CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR

Section 9.01	Duties of Trustee and Securities Administrator.
Section 9.02	Certain Matters Affecting the Trustee and Securities Administrator.
Section 9.03	Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.
Section 9.04	Trustee and Securities Administrator May Own Certificates.
Section 9.05	Fees and Expenses of Trustee and Securities Administrator.
Section 9.06	Eligibility Requirements for Trustee and Securities Administrator.
Section 9.07	Resignation and Removal of Trustee and Securities Administrator.

Section 9.08	Successor Trustee or Securities Administrator.
Section 9.09	Merger or Consolidation of Trustee or Securities Administrator.
Section 9.10	Appointment of Co-Trustee or Separate Trustee.
Section 9.11	Appointment of Office or Agency.
Section 9.12	Representations and Warranties.
Section 9.13	Tax Matters.

ARTICLE X

TERMINATION

Section 10.01	Termination upon Liquidation or Repurchase of all Mortgage Loans.
Section 10.02	Final Distribution on the Certificates.
Section 10.03	Additional Termination Requirements.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01	Amendment.
Section 11.02	Recordation of Agreement; Counterparts.
Section 11.03	Governing Law.
Section 11.04	Intention of Parties.
Section 11.05	Notices.
Section 11.06	Severability of Provisions.
Section 11.07	Assignment.
Section 11.08	Limitation on Rights of Certificateholders.
Section 11.09	Certificates Nonassessable and Fully Paid.

Exhibits

Exhibit A-1	Form of Class [I][II][III][IV]-A-[1][2] Certificates
Exhibit A-2	Form of Class V-A-[1][2][3][4] Certificates
Exhibit A-3	Form of Class M-[1][2][3][4][5] Certificates
Exhibit A-4	Form of Class X Certificates
Exhibit A-5	Form of Class P Certificates
Exhibit A-6	Form of Class R Certificates
Exhibit B	Mortgage Loan Schedule
Exhibit C	Reserved
Exhibit D	Form of Transfer Affidavit
Exhibit E	Form of Transferor Certificate
Exhibit F	Form of Investment Letter (Non-Rule 144A)
Exhibit G	Form of Rule 144A Investment Letter
Exhibit H	Reserved
Exhibit I	DTC Letter of Representations
Exhibit J	Schedule of Mortgage Loans with Lost Notes
Exhibit K	Prepayment Charge Schedule
Exhibit L	Form of Servicer’s Certification
Exhibit M	[Reserved]

Exhibit N	Appendix E of the Standard & Poor’s Glossary For File Format For LEVELS® Version 5.6 Revised
Exhibit X-1	Form of Schedule of Default Loan Data
Exhibit X-2	Form of Schedule of Realized Losses/Gains

POOLING AND SERVICING AGREEMENT, dated as of July 1, 2005, among NOMURA ASSET ACCEPTANCE CORPORATION, a Delaware corporation, as depositor (the “Depositor”), NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, as seller (in such capacity, the “Seller”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), GMAC MORTGAGE CORPORATION, a Pennsylvania corporation, as servicer (the “Servicer”) and HSBC BANK, USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

REMIC I

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.” The R-I Interest will represent the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the Initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.

Designation	Initial Uncertificated Principal Balance	Uncertificated REMIC I Pass-Through Rate	Assumed Final Distribution Date(1)
LTI-AA	$245,409,245.06	(2)	August 25, 2035
LTI-IA	$148,275.00	(2)	August 25, 2035
LTI-IIA	$114,885.00	(2)	August 25, 2035
LTI-IIIA1	$475,610.00	(2)	August 25, 2035
LTI-IIIA2	$25,035.00	(2)	August 25, 2035
LTI-IVA1	$457,640.00	(2)	August 25, 2035
LTI-IVA2	$24,090.00	(2)	August 25, 2035
LTI-VA1	$329,485.00	(2)	August 25, 2035
LTI-VA2	$39,395.00	(2)	August 25, 2035
LTI-VA3	$552,030.00	(2)	August 25, 2035
LTI-VA4	$102,325.00	(2)	August 25, 2035
LTI-M1	$113,940.00	(2)	August 25, 2035
LTI-M2	$35,055.00	(2)	August 25, 2035
LTI-M3	$26,290.00	(2)	August 25, 2035
LTI-M4	$16,275.00	(2)	August 25, 2035
LTI-M5	$23,812.56	(2)	August 25, 2035
LTI-ZZ	$2,524,209.38	(2)	August 25, 2035
LTI-P	$100.00	(3)	August 25, 2035

LTI-1SUB	$307.69	(2)	August 25, 2035
LTI-1GRP	$3,273.19	(2)	August 25, 2035
LTI-2SUB	$238.50	(2)	August 25, 2035
LTI-2GRP	$2,536.20	(2)	August 25, 2035
LTI-3SUB	$1,038.92	(2)	August 25, 2035
LTI-3GRP	$11,051.82	(2)	August 25, 2035
LTI-4SUB	$999.70	(2)	August 25, 2035
LTI-4GRP	$10,634.30	(2)	August 25, 2035
LTI-5SUB	$2,123.31	(2)	August 25, 2035
LTI-5GRP	$22,588.01	(2)	August 25, 2035
LTI-XX	$250,362,805.36	(2)	August 25, 2035

___________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.
(3)	The REMIC I Regular Interest LTI-P will not be entitled to distributions of interest.

REMIC II

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II”. The R-II Interest will represent the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC II created hereunder:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Distribution Date(1)
Class I-A	$29,655,000.00	Class I—A Pass Through Rate	August 25, 2035
Class II-A	$22,977,000.00	Class II—A Pass Through Rate	August 25, 2035
Class III-A-1	$95,122,000.00	Class III—A-1 Pass Through Rate	August 25, 2035
Class III-A-2	$5,007,000.00	Class III—A-2 Pass Through Rate	August 25, 2035
Class IV-A-1	$91,528,000.00	Class IV—A-1 Pass Through Rate	August 25, 2035
Class IV-A-2	$4,818,000.00	Class IV—A-2 Pass Through Rate	August 25, 2035
Class V-A-1	$65,897,000.00	Class V—A-1 Pass Through Rate	August 25, 2035
Class V-A-2	$7,879,000.00	Class V—A-2 Pass Through Rate	August 25, 2035
Class V-A-3	$110,406,000.00	Class V—A-3 Pass Through Rate	August 25, 2035
Class V-A-4	$20,465,000.00	Class V—A-4 Pass Through Rate	August 25, 2035
Class M-1	$22,788,000.00	Class M-1 Pass Through Rate	August 25, 2035
Class M-2	$7,011,000.00	Class M-2 Pass—Through Rate	August 25, 2035
Class M-3	$5,258,000.00	Class M-3 Pass Through Rate	August 25, 2035
Class M-4	$3,255,000.00	Class M-4 Pass Through Rate	August 25, 2035
Class M-5	$4,762,512.45	Class M-5 Pass Through Rate	August 25, 2035
Class X(2)	$500,835,194.00	Class X Pass Through Rate	August 25, 2035
Class P	$100.00	N/A(3)	August 25, 2035

___________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the second month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)

The Class X Certificates will not accrue interest on their Certificate Principal Balance, but will accrue interest at the Class X Pass-Through Rate on the Certificate Notional Balance of the Class X Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC I Regular Interests (other than REMIC I Regular Interest LTI-P).

(3)	The Class P Certificates will not be entitled to distributions of interest.

In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Seller and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms.

In addition to those terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in Section 3.01 hereof, but in no event below the standard set forth in clause (x).

Accepted Servicing Practices: As defined in Section 3.01.

Account: Either the Distribution Account or the Custodial Account.

Accrual Period: With respect to the Group I, Group II, Group III, Group IV and Class X Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date. With respect to the Group V Certificates and Subordinate Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or with respect to the first Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. All calculations of interest on the Group I, Group II, Group III, Group IV and Class X Certificates will be based on a 360-day year consisting of twelve 30-day months. All calculations of interest on the Group V Certificates and Subordinate Certificates will be made based on a 360-day year and the actual number of days elapsed in the related Accrual Period.

Adjustment Date: With respect to each Mortgage Loan, the first day of the month in which the Mortgage Rate of the Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-Off Date as to each Mortgage Loan is set forth in the Loan Schedule.

Advance: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by the Servicer or by the Master Servicer pursuant to Section 5.01.

Advance Facility: As defined in Section 5.01(b)(i).

Advance Facility Notice: As defined in Section 5.01(b)(ii).

Advance Financing Person: As defined in Section 5.01(b)(i).

Advance Reimbursement Amount: As defined in Section 5.01(b)(ii).

Aggregate Loan Balance: With respect to the Mortgage Loans and any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period.

Aggregate Loan Group Balance: With respect to a Loan Group and any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Loan Group as of the last day of the related Due Period.

Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Servicer’s Custodial Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments and Liquidation Proceeds received in respect of the Mortgage Loans after the last day of the related Prepayment Period.

Applied Loss Amount: With respect to the Publicly Offered Certificates and any Distribution Date, the excess of the aggregate Certificate Principal Balance of the Publicly Offered Certificates over the Aggregate Loan Balance of the Mortgage Loans after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Due Period and payments of principal to the Publicly Offered Certificates on such Distribution Date.

Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

Assumed Final Distribution Date: The Distribution Date in August 2035.

Authorized Servicer Representative: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Master Servicer by the Servicer on the Closing Date, as such list may from time to time be amended.

Available Distribution Amount: The sum of the Interest Remittance Amount and Principal Remittance Amount, exclusive of amounts pursuant to Section 5.04.

Bankruptcy Code: Title 11 of the United States Code.

Basis Risk Shortfall Reserve Fund: The segregated non-interest bearing trust account created and maintained by the Securities Administrator pursuant to Section 5.10 hereof.

Basis Risk Shortfall: With respect to any Class of Group V Certificates or Subordinate Certificates and any Distribution Date, the sum of (i) the excess, if any, of the related Current Interest (calculated without regard to the Net Funds Cap) over the related Current Interest (as it may have been limited by the applicable Net Funds Cap) for the applicable Distribution Date; (ii) any amount described in clause (i) remaining unpaid from prior Distribution Dates; and (iii) interest on the amount in clause (ii) for the related Accrual Period calculated on the basis of the least of (x) One Month LIBOR plus the applicable Certificate Margin, (y) the applicable Maximum Interest Rate and (z) the Cap Rate.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each Class of Publicly Offered Certificates constitutes a Class of Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, the Commonwealth of Pennsylvania, the State of Maryland, the State of Minnesota, the city in which any Corporate Trust Office of the Securities Administrator is located or the States in which the Servicer’s servicing operations are located are authorized or obligated by law or executive order to be closed.

Cap Contracts: Shall mean (i) the cap contract between the Trustee and the Cap Provider, for the benefit of the Holders of the Class V-A-1 Certificates, (ii) the cap contract between the Trustee and the Cap Provider, for the benefit of the Holders of the Class V-A-2 Certificates and (iii) the cap contract between the Trustee and the Cap Provider, for the benefit of the Holders of the Class V-A-3 Certificates.

Cap Provider: Nomura Global Financial Products, Inc., or any successor thereto.

Cap Rate: With respect to the Group V Certificates and Subordinate Certificates, 11.00% per annum.

Carryforward Interest: With respect to any Class of Publicly Offered Certificates and any Distribution Date, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for that Class of Certificates for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date and (ii) interest on such amount for the related Accrual Period at the applicable Pass-Through Rate.

Certificate: Any one of the certificates of any Class executed and authenticated by the Securities Administrator in substantially the forms attached hereto as Exhibits A-1 through A-6.

Certificate Margin: With respect to each Distribution Date on or prior to the first possible Optional Termination Date, 0.240%, 0.400%, 0.290%, 0.330%, 0.520%, 0.670%, 0.800%, 1.300% and 1.950%, for the Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, respectively. With respect to each Distribution Date following the first possible Optional Termination Date, 0.480%, 0.800%, 0.580%, 0.660%, 1.020%, 1.170%, 1.300%, 1.800% and 2.450%, for the Class V-A-1, Class V-

A-2, Class V-A-3, Class V-A-4, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, respectively.

Certificate Notional Balance: With respect to the Class X Certificates and any Distribution Date, the Uncertificated Principal Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest I-LTP) for such Distribution Date. As of the Closing Date, the Certificate Notional Balance of the Class X Certificates is equal to $500,835,194.00.

Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: As to any Publicly Offered Certificate or Class P Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate plus any Subsequent Recoveries added to the Certificate Principal Balance pursuant to Section 5.05(f) less (i) the sum of (a) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.04 and (b) with respect to any Class III-A-2, Class IV-A-2, Class V-A-4 Certificate or any Class of Subordinate Certificates, any reductions in the Certificate Principal Balance of such Certificate deemed to have occurred in connection with the allocations of Realized Losses, if any, plus (ii) with respect to the Class III-A-2, Class IV-A-2, Class V-A-4 Certificate or Subordinate Certificates, any Subsequent Recoveries added to the Certificate Principal Balance of any such Certificate pursuant to Section 5.05(d), in each case up to the amount of Applied Loss Amounts but only to the extent that any such Applied Loss Amount has not been paid to any Class of Certificates as a Deferred Amount. With respect to the Class X Certificates and any date of determination, the excess, if any, of (i) the then Aggregate Loan Balance over (ii) the then aggregate Certificate Principal Balance of the Publicly Offered Certificates. References herein to the Certificate Principal Balance of a Class of Certificates shall mean the Certificate Principal Balances of all Certificates in such Class.

Certificate Register: The register maintained pursuant to Section 6.02.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

Class: All Certificates bearing the same Class designation as set forth in Section 6.01.

Class I-A Certificate: Any Certificate designated as a “Class I-A Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-A Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class I-A Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group I Mortgage Loans. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LTI-1GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest.

Class II-A Certificate: Any Certificate designated as a “Class II-A Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-A Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class II-A Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group II Mortgage Loans. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LTI-2GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest.

Class III-A-1 Certificate: Any Certificate designated as a “Class III-A-1 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class III-A-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class III-A-1 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group III Mortgage Loans. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LTI-3GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest.

Class III-A-2 Certificate: Any Certificate designated as a “Class III-A-2 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class III-A-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class III-A-2 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group III Mortgage Loans. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LTI-3GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest.

Class IV-A-1 Certificate: Any Certificate designated as a “Class IV-A-1 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class IV-A-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class IV-A-1 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group IV Mortgage Loans. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LTI-4GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest.

Class IV-A-2 Certificate: Any Certificate designated as a “Class IV-A-2 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class IV-A-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class IV-A-2 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group IV Mortgage Loans. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LTI-4GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest.

Class M-1 Certificate: Any Certificate designated as a “Class M-1 Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class M-1 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.520% or (B) after the first possible Optional Termination Date, 1.020%, (ii) the applicable Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the applicable Cap Rate.

Class M-1 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 90.30% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-2 Certificate: Any Certificate designated as a “Class M-2 Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class M-2 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.670% or (B) after the first possible Optional Termination Date, 1.170%, (ii) the applicable Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the applicable Cap Rate.

Class M-2 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and the Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 93.10% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-3 Certificate: Any Certificate designated as a “Class M-3 Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class M-3 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.800% or (B) after the first possible Optional Termination Date, 1.300%, (ii) the applicable Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the applicable Cap Rate.

Class M-3 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior, Class M-1 Certificates and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 95.20% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-4 Certificate: Any Certificate designated as a “Class M-4 Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-4 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class M-4 Pass-Through Rate: With respect to each Distribution Date thereafter, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 1.300% or (B) after the first possible Optional Termination Date, 1.800%, (ii) the applicable Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the applicable Cap Rate.

Class M-4 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior, Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 96.50% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-5 Certificate: Any Certificate designated as a “Class M-5 Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-5 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class M-5 Pass-Through Rate: With respect to each Distribution Date thereafter, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 1.950% or (B) after the first possible Optional Termination Date, 2.450%, (ii) the applicable Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the applicable Cap Rate.

Class M-5 Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 98.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class V-A-1 Certificate: Any Certificate designated as a “Class V-A-1 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-A-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class V-A-1 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.240% or (B) after the first possible Optional Termination Date, 0.480%, (ii) the applicable Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the applicable Cap Rate.

Class V-A-2 Certificate: Any Certificate designated as a “Class V-A-2 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-A-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class V-A-2 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.400% or (B) after the first possible Optional Termination Date, 0.800%, (ii) the applicable Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the applicable Cap Rate.

Class V-A-3 Certificate: Any Certificate designated as a “Class V-A-3 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-A-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class V-A-3 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.290% or (B) after the first possible Optional Termination Date, 0.580%, (ii) the applicable Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the applicable Cap Rate.

Class V-A-4 Certificate: Any Certificate designated as a “Class V-A-4 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class V-A-4 Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class V-A-4 Pass-Through Rate: With respect to each Distribution Date, a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, 0.330% or (B) after the first possible Optional Termination Date, 0.660%, (ii) the applicable Net Funds Cap, (iii) the Maximum Interest Rate and (iv) the applicable Cap Rate.

Class P Certificate: Any Certificate designated as a “Class P Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class P Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class P Certificate Account: The Eligible Account established and maintained by the Securities Administrator pursuant to Section 5.09.

Class R Certificate: Any Certificate designated as a “Class R” Certificate on the face thereof in the form of Exhibit A-7 hereto, representing the right to its Percentage Interest of distributions provided for the Class R Certificates as set forth herein and evidencing the Class R-I Interest and Class R-II Interest.

Class R-I Interest: The uncertificated residual interest in REMIC I.

Class R-II Interest: The uncertificated residual interest in REMIC II.

Class X Certificate: Any Certificate designated as a “Class X Certificate” on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class X Certificates as set forth herein and evidencing a Regular Interest in REMIC II.

Class X Distribution Amount: With respect to any Distribution Date and the Class X Certificates, the sum of (i) the Excess Cap Payment, (ii) the Current Interest and Carryforward Interest and (iii) any Overcollateralization Release Amount for such Distribution Date remaining after payments pursuant to items 1 though 13 of Section 5.06(iii); provided, however that on and after the Distribution Date on which the Certificate Principal Balances of the Publicly Offered Certificates have been reduced to zero, the Class X Distribution Amount shall include the Overcollateralization Amount.

Class X Pass-Through Rate: On any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (Q) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest LTI-AA, REMIC I Regular Interest LTI-IA, REMIC I Regular Interest LTI-IIA, REMIC I Regular Interest LTI-IIIA1, REMIC I Regular Interest LTI-IIIA2, REMIC I Regular Interest LTI-IVA1, REMIC I Regular Interest LTI-IVA2, REMIC I Regular Interest LTI-VA1, REMIC I Regular Interest LTI-VA2, REMIC I Regular Interest LTI-VA3, REMIC I Regular Interest LTI-VA4, REMIC I Regular Interest LTI-M1, REMIC I Regular Interest LTI-M2, REMIC I Regular Interest LTI-M3, REMIC I Regular Interest LTI-M4, REMIC I Regular Interest LTI-M5 and REMIC I Regular Interest LTI-ZZ. For purposes of calculating the Pass-Through Rate for the Class X Certificates, the numerator is equal to the sum of the following components:

(A)       the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-AA;

(B)        the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-IA1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-IA;

(C)       the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-IIA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-IIA;

(D)       the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-IIIA1, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-IIIA1;

(E)        the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-IIIA2, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-IIIA2;

(F)        the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-IVA1, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-IVA1;

(G)       the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-IVA2, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-IVA2;

(H)       the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-VA1, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-VA1;

(I)         the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-VA2, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-VA2;

(J)         the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-VA3, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-VA3;

(K)       the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-VA4, minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-VA4;

(L)        the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-M1;

(M)       the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-M2;

(N)       the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-M3;

(O)       the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-M4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-M4;

(P)        the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-M5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-M5; and

(Q)       the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-ZZ.

Cleanup Call: As defined in Section 10.01.

Closing Date: July 28, 2005.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Compensating Interest: With respect to any Distribution Date, an amount to be deposited in the Distribution Account by the Servicer or the Master Servicer to offset a Prepayment Interest Shortfall on a Mortgage Loan in accordance with this Agreement; provided, however that the amount of Compensating Interest required to be paid in respect of the Mortgage Loans shall not exceed the Servicing Fee payable to the Servicer or, in the case of the Master Servicer, shall not exceed the Master Servicing Compensation payable to the Master Servicer with respect to the related Prepayment Period.

Corporate Trust Office: The principal corporate trust office of the Trustee which office at the date of the execution of this instrument is located at 452 Fifth Avenue, New York, New York

10018, Attention: Nomura Asset Acceptance Corp., 2005-AR4 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Servicer. The office of the Securities Administrator, which for purposes of Certificate transfers and surrender is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services – Client Manager (NAAC 2005-AR4), and for all other purposes is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Services – Client Manager (NAAC 2005-AR4) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services – Client Manager (NAAC 2005-AR4)).

Corresponding Certificate: With respect to:

(i)	REMIC I Regular Interest LTI-IA, the Class I-A Certificates;
(ii)	REMIC I Regular Interest LTI-IIA, the Class II-A Certificates;
(iii)	REMIC I Regular Interest LTI-IIIA1, the Class III-A-1 Certificates;
(iv)	REMIC I Regular Interest LTI-IIIA2, the Class III-A-2 Certificates;
(v)	REMIC I Regular Interest LTI-IVA1, the Class IV-A-1 Certificates;
(vi)	REMIC I Regular Interest LTI-IVA2, the Class IV-A-2 Certificates;
(vii)	REMIC I Regular Interest LTI-VA1, the Class V-A-1 Certificates;
(viii)	REMIC I Regular Interest LTI-VA2, the Class V-A-2 Certificates;
(ix)	REMIC I Regular Interest LTI-VA3, the Class V-A-3 Certificates;
(x)	REMIC I Regular Interest LTI-VA4, the Class V-A-4 Certificates;
(xi)	REMIC I Regular Interest LTI-M1, the Class M-1 Certificates;
(xii)	REMIC I Regular Interest LTI-M2, the Class M-2 Certificates;
(xiii)	REMIC I Regular Interest LTI-M3, the Class M-3 Certificates;
(xiv)	REMIC I Regular Interest LTI-M4, the Class M-4 Certificates;
(xv)	REMIC I Regular Interest LTI-M5, the Class M-5 Certificates; and
(xvi)	REMIC I Regular Interest LTI-P, the Class P Certificates; and

Credit Risk Management Agreement: The agreement between the Credit Risk Manager and the Servicer and/or Master Servicer, dated as of July 28, 2005.

Credit Risk Management Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Credit Risk Management Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period. The Credit Risk Management Fee shall be payable to the Credit Risk Manager and/or the Seller pursuant to Section 3.32(a)(vii) and 3.33(b).

Credit Risk Management Fee Rate: 0.01% per annum.

Credit Risk Manager: Risk Management Group, LLC, a New York limited liability company, and its successors and assigns.

Current Interest: With respect to any Class of Publicly Offered Certificates and any Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Certificate Principal Balance during the related Accrual Period; provided, that as to each Class of Publicly Offered Certificates, the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest. No Current Interest will be payable with respect to any Class of Publicly Offered Certificates after the Distribution Date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

Custodial Account: The account established and maintained by the Servicer with respect to receipts on the Mortgage Loans and related REO Properties in accordance with Section 3.26(b).

Custodial Agreements: The JPMorgan Custodial Agreement and the Wells Fargo Custodial Agreement.

Custodians: JPMorgan and Wells Fargo.

Cut-off Date: July 1, 2005.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

Deferred Amount: With respect to the Class III-A-2, Class IV-A-2 or Class V-A-4 Certificates or any Class of Subordinate Certificates and any Distribution Date, the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Certificate Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the Certificate Principal Balance of any such Class has been increased due to the collection of Subsequent Recoveries.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: As defined in Section 6.06.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Delinquency Rate: With respect to the Mortgage Loans and any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan

Balance of all Mortgage Loans sixty (60) or more days delinquent (including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

Delinquent: A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Principal Balance of this Certificate”.

Depositor: Nomura Asset Acceptance Corporation, a Delaware corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company (“DTC”), the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit I.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.31 in the name of the Trustee for the benefit of the Certificateholders and designated “HSBC Bank USA, National Association, in trust for registered holders of Nomura Asset Acceptance Corp., Mortgage Pass-Through Certificates, Series 2005-AR4”. Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date: The twenty-fifth (25th) day of each calendar month after the initial issuance of the Certificates, or if such twenty-fifth (25th) day is not a Business Day, the next succeeding Business Day, commencing in August 2005.

Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

Due Period: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through the close of business on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a segregated, non-interest bearing trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or Securities Administrator.

Escrow Account: Shall mean the account or accounts maintained by the Servicer pursuant to Section 3.29. Each Escrow Account shall be an Eligible Account.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificate: Each of the Class X, Class P and Residual Certificates.

Excess Cap Payment: With respect to any Distribution Date, the excess, if any, of (1) the cap payments made by the Cap Provider under the related Cap Contract, over (2) the amount of the Basis Risk Shortfalls attributable to the Class V-A-1, Class V-A-2 or Class V-A-3 Certificates, as applicable, for such Distribution Date.

Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

Exchange Act: Securities and Exchange Act of 1934, as amended.

Exemption: Prohibited Transaction Exemption 93-32, as amended from time to time.

Fannie Mae: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Master Servicer pursuant to or as contemplated by Section 2.03(c) or Section 10.01), a determination made by the Servicer pursuant to this Agreement that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records of each Final Recovery Determination made thereby.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.

Fitch: Fitch Ratings.

Freddie Mac: Federal Home Loan Mortgage Corporation, or any successor thereto.

Gross Margin: With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

Group I Certificates: The Class I-A Certificates.

Group I Allocation Amount: With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group I Excess Interest Amount: With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to Section 5.04(iii)(1)(A) and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group I Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

Group II Certificates: The Class II-A Certificates.

Group II Allocation Amount: With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group II Excess Interest Amount: With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to Section 5.04(iii)(1)(A) and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group II Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

Group III Certificates: The Class III-A-1 Certificates and Class III-A-2 Certificates.

Group III Allocation Amount: With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group III Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group III Excess Interest Amount: With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to Section 5.04(iii)(1)(A) and a fraction the numerator of which is the Principal Remittance Amount derived from the Group III Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group III Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group III Mortgage Loans.

Group IV Certificates: The Class IV-A-1 Certificates and the Class IV-A-2 Certificates.

Group IV Allocation Amount: With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group IV Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group IV Excess Interest Amount: With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to Section 5.04(iii)(1)(A) and a fraction the numerator of which is the Principal Remittance Amount derived from the Group IV Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group IV Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group IV Mortgage Loans.

Group V Certificates: The Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates.

Group V Allocation Amount: With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction the numerator of which is the Principal Remittance Amount derived from the Group V Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group V Excess Interest Amount: With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to Section 5.04(iii)(1)(A) and a fraction the numerator of which is the Principal Remittance Amount derived from the Group V Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group V Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group V Mortgage Loans.

Indemnified Persons: The Trustee, the Servicer (including any successor to the Servicer), the Master Servicer, the Securities Administrator, the Custodians, the Trust Fund and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Index: As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each Mortgage Loan which will generally be based on Six-Month LIBOR, One-Year LIBOR or One-Year CMT.

Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the servicing standard set forth in Section 3.01 hereof, other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by any Insurance Policy with respect to the Mortgage Loans.

Interest Determination Date: Shall mean the second LIBOR Business Day preceding the commencement of each Accrual Period.

Interest Remittance Amount: With respect to any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date generally equal to (i) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the Mortgage Loans less the Servicing Fee, the Credit Risk Management Fee and the fee payable to any provider of lender-paid mortgage insurance, if any, (b) all Advances relating to interest with respect to the Mortgage Loans made on or prior to the related Remittance Date, (c) all Compensating Interest with respect to the Mortgage Loans and required to be remitted by the Servicer or the Master Servicer pursuant to this Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), (e) all amounts relating to interest with respect to each Mortgage Loan repurchased by the Seller pursuant to Sections 2.02 and 2.03 and (f) all amounts in respect of interest paid by the Master Servicer pursuant to Section 10.01 to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement or minus (ii) all amounts required to be reimbursed by the Trust pursuant to Section 3.32 or as otherwise set forth in this Agreement or any Custodial Agreement.

Interest Shortfall: With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on Mortgage Loans resulting from (a) Principal Prepayments in full received during the related Prepayment Period, (b) partial Principal Prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

JPMorgan: JPMorgan Chase Bank, N.A., a national banking association, in its capacity as a Custodian

JPMorgan Custodial Agreement: The Custodial Agreement dated as of July 1, 2005 among JPMorgan, the Servicer and the Trustee

Last Scheduled Distribution Date: With respect to the Certificates, the Distribution Date in August 2035.

Latest Possible Maturity Date: The second Distribution Date following the final scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury Regulations under Code Section 860A through 860G, the latest possible maturity date of each regular interest issued by REMIC I and REMIC II shall be the Latest Possible Maturity Date.

LIBOR Business Day: Shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

LIBOR Determination Date: The second LIBOR Business Day before the first day of the related Accrual Period.

Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified in the related

Prepayment Period in writing to the Securities Administrator that it has made a Final Recovery Determination.

Liquidation Proceeds: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

Loan Group: Any of Loan Group I, Loan Group II, Loan Group III, Loan Group IV or Loan Group V. “Loan Group I” refers to the Group I Mortgage Loans, “Loan Group II” refers to the Group II Mortgage Loans, “Loan Group III” refers to the Group III Mortgage Loans, “Loan Group IV” refers to the Group IV Mortgage Loans and “Loan Group V” refers to the Group V Mortgage Loans.

Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

Majority Class X Certificateholder: The Holder of a 50.01% or greater Percentage Interest in the Class X Certificates.

Marker Rate: With respect to the Offered Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC I Pass-Through Rates for REMIC I Regular Interest LTI-IA, REMIC I Regular Interest LTI-IIA, REMIC I Regular Interest LTI-IIIA1, REMIC I Regular Interest LTI-IIIA2, REMIC I Regular Interest LTI-IVA1, REMIC I Regular Interest LTI-IVA2, REMIC I Regular Interest LTI-VA1, REMIC I Regular Interest LTI-VA2, REMIC I Regular Interest LTI-VA3, REMIC I Regular Interest LTI-VA4, REMIC I Regular Interest LTI-M1, REMIC I Regular Interest LTI-M2, REMIC I Regular Interest LTI-M3, REMIC I Regular Interest LTI-M4, REMIC I Regular Interest LTI-M5 and REMIC I Regular Interest LTI-ZZ, with the per annum rate on each such REMIC I Regular Interest (other than REMIC I Regular Interest LTI-ZZ) subject to a cap equal to the Pass-Through Rate on the Corresponding Certificate for the purpose of this calculation; and with the per annum rate on REMIC I Regular Interest LTI-ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, the calculation of the Uncertificated REMIC I Pass-Through Rate and the related cap with respect to each such REMIC I Regular Interest (other than REMIC I Regular Interest LTI-IA, REMIC I Regular Interest LTI-IIA, REMIC I Regular Interest LTI-IIIA1, REMIC I Regular Interest LTI-IIIA2, REMIC I Regular Interest LTI-IVA1, REMIC I Regular Interest LTI-IVA2 and REMIC I Regular Interest LTI-ZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is thirty (30).

Master Servicer: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person or Affiliates.

Master Servicer Certification: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superseded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

Master Servicing Compensation: As defined in Section 4.12.

Master Servicer Default: One or more of the events described in Section 8.01(b).

Maximum Interest Rate: With respect to any Distribution Date, the related Accrual Period and the Group V Certificates, an annual rate equal to the weighted average of the Maximum Mortgage Interest Rates of the Mortgage Loans in Loan Group V minus the weighted average expense fee rate of the Mortgage Loans in Loan Group V. With respect to any Distribution Date, the related Accrual Period and the Subordinate Certificates, an annual rate equal to the weighted average of the Maximum Mortgage Interest Rates of the Mortgage Loans minus the weighted average expense fee rate of the Mortgage Loans. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Accrual Period.

Maximum Mortgage Interest Rate: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum interest rate.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Mortgage Interest Rate: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

MOM Loan: Any Mortgage Loan as to which MERS is acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Excess Cashflow: With respect to any Distribution Date, means the sum of (a) the Monthly Excess Interest, (b) the Overcollateralization Release Amount, if any, for such Distribution Date, and (c) the Principal Remittance Amount remaining following payments of the Principal Payment Amount to the Senior Certificates and Subordinate Certificates.

Monthly Excess Interest: With respect to any Distribution Date, the excess of (x) the Interest Remittance Amount for such Distribution Date over (y) the sum of Current Interest and Carryforward Interest on the Senior Certificates and Subordinate Certificates for such Distribution Date.

Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 5.06.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The Mortgage Loan Documents pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement .

Mortgage Loan Documents: As defined in Section 2.01.

Mortgage Loans: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of July 28, 2005, between the Seller, as seller and the Depositor, as purchaser.

Mortgage Loan Purchase Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the purchase of the Mortgage Loans pursuant to Section 10.01.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B-1, setting forth the following information with respect to each Mortgage Loan:

(i)	the loan number;
(ii)	the Mortgage Rate in effect as of the Cut-off Date;
(iii)	the Servicing Fee Rate;

(iv)	the Net Mortgage Rate in effect as of the Cut-off Date;
(v)	the maturity date;
(vi)	the original principal balance;
(vii)	the Cut-off Date Principal Balance;
(viii)	the original term;
(ix)	the remaining term;
(x)	the property type;
(xi)	with respect to each MOM Loan, the related MIN;
(xii)	the Custodian;
(xiii)	a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;
(xiv)	the first Adjustment Date;
(xv)	the Gross Margin;
(xvi)	the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;
(xvii)	the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;
(xviii)	the Periodic Rate Cap;
(xix)	the first Adjustment Date immediately following the Cut-off Date;
(xx)	the Index; and
(xxi)	the related Loan Group.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans.

Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Loan Schedule as the Mortgage Rate in effect immediately following the

Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Interest Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Interest Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Net Funds Cap: With respect to any Distribution Date for the Group V Certificates, (a) a fraction expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for Loan Group V and such Distribution Date and (2) twelve (12), and the denominator of which is the Aggregate Loan Group Balance for Loan Group V for the immediately preceding Distribution Date, multiplied by (b) a fraction, expressed as a percentage, the numerator of which is thirty (30) and the denominator of which is the actual number of days elapsed in the immediately preceding Accrual Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LTI-5GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest. With respect to any Distribution Date and the Subordinate Certificates, (a) a fraction expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for such Distribution Date and (2) twelve (12), and the denominator of which is the Aggregate Loan Group Balance of Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V for the immediately preceding Distribution Date, weighted, in each case, on the basis of the Aggregate Loan Group Balance of Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V for the immediately preceding Distribution Date, less the Certificate Principal Balance of the related Senior Certificates, multiplied by (b) a fraction, expressed as a percentage, the numerator of which is thirty (30) and the denominator of which is the actual number of days elapsed in the immediately preceding Accrual Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC I Pass-Through Rates on REMIC I Regular Interest LTI-1SUB, REMIC I Regular Interest LTI-2SUB, REMIC I Regular Interest LTI-3SUB, REMIC I Regular Interest LTI-4SUB and REMIC I Regular Interest LTI-5SUB, in each case subject to a cap and a floor equal to the weighted average Net Mortgage Rate of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans and Group V Mortgage Loans, respectively, weighted in each case on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest.

Net Interest Shortfalls: Shall mean Interest Shortfalls net of payments by the Servicer or the Master Servicer in respect of Compensating Interest.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Credit Risk Management Fee Rate and (iii) the rate at which the fee payable to any provider of lender-paid mortgage insurance is calculated, if applicable.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Nonrecoverable Advance: Any portion of an Advance or Servicing Advance previously made or proposed to be made by the Servicer pursuant to this Agreement or the Master Servicer as Successor Servicer, that, in the good faith judgment of the Servicer or the Master Servicer as Successor Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

Officer’s Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or the Trustee (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Authorized Servicer Representative, as the case may be, and delivered to the Depositor, the Seller, the Master Servicer, the Securities Administrator and/or the Trustee, as the case may be, as required by this Agreement.

One-Year CMT: The per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519) as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note.

One-Month LIBOR: With respect to any Accrual Period (other than the first Accrual Period), the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Group V Certificates and the Subordinate Certificates for the related Accrual Period shall, in the absence of manifest error, be final and binding. With respect to the first Accrual period, One-Month LIBOR shall equal 3.48125% per annum.

One-Year LIBOR: The per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related Mortgage Note

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, the Master Servicer, the Depositor or the Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 7.05 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Seller, the Master Servicer Depositor and the Servicer, (ii) not have any direct financial interest in the Seller, the Depositor, the Master Servicer or the Servicer or in any affiliate of any of them, and (iii) not be connected with the Seller, the Depositor, the Master Servicer or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optimal Interest Remittance Amount: With respect to any Distribution Date and (A) the Group V Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Group V Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Group V Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Group V Mortgage Loans or were not taken into account in computing the expense fee rate, and (B) the Subordinate Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the expense fee rate.

Optional Termination: The termination of the Trust Fund created hereunder as a result of the purchase of all of the Mortgage Loans and any related REO Property pursuant to Section 10.01.

Optional Termination Date: The first Distribution Date on which the Master Servicer may purchase, at its option, the Mortgage Loans and related REO Properties as described in Section 10.01.

OTS: The Office of Thrift Supervision or any successor thereto.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a)        Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(b)        Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

Outstanding Mortgage Loan: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance over (b) the aggregate Certificate Principal Balance of the Publicly Offered Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount on such Distribution Date).

Overcollateralization Deficiency Amount: With respect to any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Balance of the Publicly Offered Certificates resulting from the payment of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: The Class I-A, Class II-A, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class X Pass-Through Rate, as applicable.

Payahead: Any Scheduled Payment intended by the related Mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

Percentage Interest: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

Periodic Rate Cap: With respect the Adjustment Date for an Mortgage Loan, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Interest Rate or the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)         direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are unconditionally backed by the full faith and credit of the United States;

(ii)         general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(iii)	[Reserved];

(iv)        commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(v)        certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee or the Master Servicer in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(vi)        demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vii)       guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(viii)      repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(ix)        securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(x)        units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee, the Master Servicer or an affiliate of either, having a rating by S&P of AAAm-G, AAA-m, or AA-m, and if rated by Moody’s, rated Aaa, Aa1 or Aa2;

(xi)        short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee, the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; and

(xii)       such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor and (vi) any other Person based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, joint–stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Prepayment Assumption: The assumed rate of prepayment, as described in the Prospectus Supplement relating to each Class of Publicly Offered Certificates.

Prepayment Charge: With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Servicer Prepayment Charge Payment Amount) as shown on the Prepayment Charge Schedule.

Prepayment Charge Schedule: As of any date, the list of Mortgage Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Exhibit K (including the prepayment charge summary attached thereto). The Depositor shall deliver or cause the delivery of the Prepayment Charge Schedule to the Servicer, the Master Servicer and the Trustee on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

(i)	the Mortgage Loan identifying number;

(ii)	a code indicating the type of Prepayment Charge;

(iii)	the date on which the first Monthly Payment was due on the related Mortgage Loan;

(iv)	the term of the related Prepayment Charge;

(v)	the original Stated Principal Balance of the related Mortgage Loan; and

(vi)	the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 3.24 or 10.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment less the sum of (a) the related Servicing Fee, (b) the Credit Risk Management Fee and (c) the fee payable to any provider of lender-paid mortgage insurance, if any.

Prepayment Period: With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Payment Amount: With respect to each Distribution Date, the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.26 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

Principal Remittance Amount: With respect to any Distribution Date, (i) the sum, without duplication, of (a) the principal portion of all Scheduled Payments on the Mortgage Loans due during the related Due Period whether or not received on or prior to the related Determination Date, (b) the principal portion of all unscheduled collections (other than Payaheads) including Insurance Proceeds, Condemnation Proceeds, Subsequent Recoveries and all full and partial Principal Prepayments exclusive of prepayment charges or penalties collected during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, (c) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller during the related Prepayment Period pursuant to Sections 2.02, 2.03 and 3.24, (d) the aggregate of all Substitution Adjustment Amounts received during the related Prepayment Period for the related Determination Date in connection with the substitution of Mortgage Loans pursuant to Section 2.03(b), (e) amounts in respect of principal on the Mortgage Loans paid by the Master Servicer pursuant to Section 10.01, (f) all Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal), in each case to the extent remitted by the Servicer to the Distribution Account pursuant to this Agreement and (g) the principal portion of Payaheads previously received of the Mortgage Loans and intended for application in the related Due Period minus (ii) all amounts required to be reimbursed by the Trust pursuant to Sections 4.02, 4.05, 4.07, 5.10 and 9.05 or as otherwise set forth in this Agreement or any Custodial Agreement.

Private Certificate: Each of the Class X, Class P and Class R Certificates.

Prospectus Supplement: The Prospectus Supplement dated July 27, 2005 relating to the offering of the Publicly Offered Certificates.

Publicly Offered Certificates: Any Certificates other than the Private Certificates.

PUD: A planned unit development.

Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Seller pursuant to Section 2.02, 2.03 or 3,24 hereof and as confirmed by an Officer’s Certificate from the Seller to the Trustee, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus, (ii) 30 days’ accrued interest thereon at the applicable Net Mortgage Rate, plus any portion of the Servicing Fee, Servicing Advances and Advances payable to the Servicer or Master Servicer, as applicable, with respect to such Mortgage Loan plus (iii) any costs and damages of the Trust Fund in connection with any violation by such Mortgage Loan of any abusive or predatory lending law, including any expenses incurred by the Trustee with respect to such Mortgage Loan prior to the purchase thereof.

Rating Agency: Each of Fitch, Moody’s and S&P. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the Stated Principal Balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer pursuant to this Agreement. To the extent the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the aggregate of all unreimbursed Advances and Servicing Advances.

With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

Record Date: With respect to the Certificates (other than the Group V Certificates and the Subordinate Certificates) and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to the Group V Certificates and the Subordinate Certificates and any Distribution Date, so long as the such Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

Reference Banks: Shall mean leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the Servicer.

Reference Bank Rate: With respect to any Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Group V Certificates and Subordinate Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Group V Certificates and Subordinate Certificates for such Accrual Period.

Regular Certificate: Any Certificate other than a Residual Certificate.

Relief Act: The Servicemembers Civil Relief Act of 2003, as amended from time to time or similar state or local laws.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof and all related Prepayment Charges; (ii) the related Mortgage Files, (iii) the Custodial Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the Distribution Account, the Class P Certificate Account and such assets that are deposited therein from time to time, together with any and all income, proceeds and payments with respect thereto; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee’s rights under the Insurance Policies with respect to the Mortgage Loans; (vi) the rights under the Mortgage Loan Purchase Agreement, and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. Notwithstanding the foregoing, however, REMIC I specifically excludes (i) all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date, (ii) all Prepayment Charges payable in connection with Principal Prepayments on the Mortgage Loans made before the Cut-off Date, (iii) the Basis Risk Shortfall Reserve Fund and (iv) the Cap Contracts.

REMIC I Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTI-AA minus the Marker Rate, divided by (b) 12.

REMIC I Marker Allocation Percentage: 0.50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC I Regular Interest LTI-AA, REMIC I Regular Interest LTI-IA, REMIC I Regular Interest LTI-IIA, REMIC I Regular Interest LTI-IIIA1, REMIC I Regular Interest LTI-IIIA2, REMIC I Regular Interest LTI-IVA1, REMIC I Regular Interest LTI-IVA2, REMIC I Regular Interest LTI-VA1, REMIC I Regular Interest LTI-VA2, REMIC I Regular Interest LTI-VA3, REMIC I Regular Interest LTI-VA4, REMIC I Regular Interest LTI-M1, REMIC I Regular Interest LTI-M2, REMIC I Regular Interest LTI-M3, REMIC I Regular Interest LTI-M4, REMIC I Regular Interest LTI-M5 and REMIC I Regular Interest LTI-ZZ.

REMIC I Overcollateralization Amount: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of the REMIC I Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest LTI-IA, REMIC I Regular Interest LTI-IIA, REMIC I Regular Interest LTI-IIIA1, REMIC I Regular Interest LTI-IIIA2, REMIC I Regular Interest LTI-IVA1, REMIC I Regular Interest LTI-IVA2, REMIC I Regular Interest LTI-VA1, REMIC I Regular Interest LTI-VA2, REMIC I Regular Interest LTI-VA3, REMIC I Regular Interest LTI-VA4, REMIC I Regular Interest LTI-M1, REMIC I Regular Interest LTI-M2, REMIC I Regular Interest LTI-M3, REMIC I Regular

Interest LTI-M4, REMIC I Regular Interest LTI-M5 and REMIC I Regular Interest LTI-P, in each case as of such date of determination.

REMIC I Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest LTI-IA, REMIC I Regular Interest LTI-IIA, REMIC I Regular Interest LTI-IIIA1, REMIC I Regular Interest LTI-IIIA2, REMIC I Regular Interest LTI-IVA1, REMIC I Regular Interest LTI-IVA2, REMIC I Regular Interest LTI-VA1, REMIC I Regular Interest LTI-VA2, REMIC I Regular Interest LTI-VA3, REMIC I Regular Interest LTI-VA4, REMIC I Regular Interest LTI-M1, REMIC I Regular Interest LTI-M2, REMIC I Regular Interest LTI-M3, REMIC I Regular Interest LTI-M4 and REMIC I Regular Interest LTI-M5 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest LTI-IA, REMIC I Regular Interest LTI-IIA, REMIC I Regular Interest LTI-IIIA1, REMIC I Regular Interest LTI-IIIA2, REMIC I Regular Interest LTI-IVA1, REMIC I Regular Interest LTI-IVA2, REMIC I Regular Interest LTI-VA1, REMIC I Regular Interest LTI-VA2, REMIC I Regular Interest LTI-VA3, REMIC I Regular Interest LTI-VA4, REMIC I Regular Interest LTI-M1, REMIC I Regular Interest LTI-M2, REMIC I Regular Interest LTI-M3, REMIC I Regular Interest LTI-M4, REMIC I Regular Interest LTI-M5 and REMIC I Regular Interest LTI-ZZ.

REMIC I Regular Interests: REMIC I Regular Interest LTI-AA, REMIC I Regular Interest LTI-IA, REMIC I Regular Interest LTI-IIA, REMIC I Regular Interest LTI-IIIA1, REMIC I Regular Interest LTI-IIIA2, REMIC I Regular Interest LTI-IVA1, REMIC I Regular Interest LTI-IVA2, REMIC I Regular Interest LTI-VA1, REMIC I Regular Interest LTI-VA2, REMIC I Regular Interest LTI-VA3, REMIC I Regular Interest LTI-VA4, REMIC I Regular Interest LTI-M1, REMIC I Regular Interest LTI-M2, REMIC I Regular Interest LTI-M3, REMIC I Regular Interest LTI-M4, REMIC I Regular Interest LTI-M5, REMIC I Regular Interest LTI-ZZ, REMIC I Regular Interest LTI-P, REMIC I Regular Interest LTI-1SUB, REMIC I Regular Interest LTI-1GRP, REMIC I Regular Interest LTI-2SUB, REMIC I Regular Interest LTI-2GRP, REMIC I Regular Interest LTI-3SUB, REMIC I Regular Interest LTI-3GRP, REMIC I Regular Interest LTI-4SUB, REMIC I Regular Interest LTI-4GRP, REMIC I Regular Interest LTI-5SUB, REMIC I Regular Interest LTI-5GRP and REMIC I Regular Interest LTI-XX.

REMIC I Regular Interest LTI-AA: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-AA shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-IA: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IA shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-IIA: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IIA shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-IIIA1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IIIA1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-IIIA2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IIIA2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-IVA1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IVA1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-IVA2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IVA2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-VA1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-VA1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-VA2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-VA2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-VA3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-VA3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-VA4: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-VA4 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-M1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-M1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-M2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-M2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-M3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-M3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-M4: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-M4 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-M5: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-M5 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-1SUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-1SUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-1GRP: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-1GRP shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-2SUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-2SUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-2GRP: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-2GRP shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-3SUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-3SUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-3GRP: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-3GRP shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-4SUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-4SUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-4GRP: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-4GRP shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-5SUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-5SUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-5GRP: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-5GRP shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-P: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-P shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-XX: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-XX shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-ZZ shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LTI-ZZ Maximum Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC I Pass-Through Rate applicable to REMIC I Regular Interest LTI-ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTI-ZZ minus the REMIC I Overcollateralization Amount, in each case for such Distribution Date, over (ii) the Uncertificated Accrued Interest on REMIC I Regular Interest LTI-IA, REMIC I Regular Interest LTI-IIA, REMIC I Regular Interest LTI-IIIA1, REMIC I Regular Interest LTI-IIIA2,

REMIC I Regular Interest LTI-IVA1, REMIC I Regular Interest LTI-IVA2, REMIC I Regular Interest LTI-VA1, REMIC I Regular Interest LTI-VA2, REMIC I Regular Interest LTI-VA3, REMIC I Regular Interest LTI-VA4, REMIC I Regular Interest LTI-M1, REMIC I Regular Interest LTI-M2, REMIC I Regular Interest LTI-M3, REMIC I Regular Interest LTI-M4 and REMIC I Regular Interest LTI-M5 for such Distribution Date, with the rate on each such REMIC I Regular Interest subject to a cap equal to the related Pass-Through Rate.

REMIC I Sub WAC Allocation Percentage: 0.50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC I Regular Interest LTI-1SUB, REMIC I Regular Interest LTI-1GRP, REMIC I Regular Interest LTI-2SUB, REMIC I Regular Interest LTI-2GRP, REMIC I Regular Interest LTI-3SUB, REMIC I Regular Interest LTI-3GRP, REMIC I Regular Interest LTI-4SUB, REMIC I Regular Interest LTI-4GRP, REMIC I Regular Interest LTI-5SUB, REMIC I Regular Interest LTI-5GRP and REMIC I Regular Interest LTI-XX.

REMIC I Subordinated Balance Ratio: The ratio among the Uncertificated Principal Balances of each REMIC I Regular Interest ending with the designation “SUB”, equal to the ratio between, with respect to each such REMIC I Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans or Group V Mortgage Loans, as applicable over (y) the current Certificate Principal Balance of the related Senior Certificates.

REMIC I Targeted Overcollateralization Amount: 0.80% of the Targeted Overcollateralization Amount.

REMIC II: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC II Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC II Certificate: Any Regular Certificate or Class R Certificate.

REMIC II Certificateholder: The Holder of any REMIC II Certificate.

REMIC Opinion: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse affect on any REMIC created hereunder.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC Regular Interest: Any REMIC I Regular Interest or a Regular Certificate.

Remittance Date: Shall mean the eighteenth (18th) day of the month and if such day is not a Business Day, the immediately preceding Business Day.

REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a request for release in accordance with the terms of the related Custodial Agreement, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have an adjustable Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) be secured by a first lien on the related Mortgaged Property; (vii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; (viii) have a Maximum Mortgage Interest Rate not less than the Maximum Mortgage Interest Rate on the Deleted Loan; (ix) have a Minimum Mortgage Interest Rate not less than the Minimum Mortgage Interest Rate of the Deleted Loan; (x) have a Gross Margin equal to the Gross Margin of the Deleted Loan; (xi) have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Loan; and (xii) comply with each representation and warranty set forth in the Mortgage Loan Purchase Agreement.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Residual Certificates: The Class R Certificates.

Responsible Officer: With respect to the Trustee and the Securities Administrator, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee or the Securities Administrator specified by the Trustee or the Securities Administrator, as the case may be, having direct responsibility over this Agreement and customarily performing functions similar to those performed by any one of the designated officers, as to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Rolling Three Month Delinquency Rate: With respect to any Distribution Date and the Mortgage Loans will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest that meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person or Affiliates.

Seller: Nomura Credit & Capital, Inc., a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

Senior Certificates: The Class I-A, Class II-A, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates.

Senior Enhancement Percentage: With respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such Distribution Date (assuming no Trigger Event is in effect), and the denominator of which is the Aggregate Loan Balance for such Distribution Date.

Senior Principal Payment Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the Certificate Principal Balances of the Senior Certificates, in each case, immediately prior to such Distribution Date exceed (y) the lesser of (A) the product of (i) 81.20% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Servicer: Shall mean GMAC Mortgage Corporation or any successor thereto appointed hereunder in connection with the servicing and administration of the Mortgage Loans.

Servicer Default: As defined in Section 8.01.

Servicer Prepayment Charge Payment Amount: The amount payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 3.01.

Servicer’s Assignee: As defined in Section 5.01(b)(ii)

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable legal fees) incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, inspection, valuation and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS® System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor’s commissions), (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained and (v) payment of taxes.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage

Loan as of the last day of the related Due Period or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the same Stated Principal Balance of such Mortgage Loan used to calculate the payment of interest on such Mortgage Loan.

Servicing Fee Rate: Either 0.25% per annum or 0.375% per annum per Mortgage Loan, as specifically provided on the Mortgage Loan Schedule.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and the servicing of Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished to the Master Servicer, the Securities Administrator the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

Six-Month LIBOR: The per annum rate equal to the average of interbank offered rates for Six-Month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related Mortgage Note.

Startup Day: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

Stated Principal Balance: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.09 of this Agreement with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period. The Stated Principal Balance of a Liquidated Loan equals zero.

Stepdown Date: The later to occur of (x) the Distribution Date in August 2008 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Publicly Offered Certificates on such Distribution Date) is greater than or equal to 18.80%.

Subordinate Certificates: Shall mean, collectively, the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates.

Subsequent Recoveries: Shall mean all amounts in respect of principal received by a Servicer on a Mortgage Loan for which a Realized Loss was previously incurred.

Subservicing Agreement: Any agreement entered into between the Servicer and a subservicer with respect to the subservicing of any Mortgage Loan subject to this Agreement by such subservicer.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(d).

Successor Servicer: The Master Servicer or any successor to the Servicer appointed pursuant to Section 8.02 of this Agreement after the occurrence of a Servicer Default or upon the resignation of the Servicer pursuant to this Agreement.

Targeted Overcollateralization Amount: With respect to any Distribution Date prior to the Stepdown Date, approximately 0.80% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) 1.60% of the Aggregate Loan Balance for such distribution date, or (b) 0.50% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted Overcollateralization Amount for such distribution date will be equal to the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

Termination Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the purchase of the Mortgage Loans pursuant to Section 10.01.

Transfer Affidavit: As defined in Section 6.02(c).

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Trigger Event: With respect to any Distribution Date, a Trigger Event is in effect if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 33.00% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Distribution Date	Percentage
August 2008 to July 2009	0.80%
August 2009 to July 2010	1.20%
August 2010 to July 2011	1.55%
August 2011 and thereafter	1.80%

*The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Trust Fund: Collectively, the assets of REMIC I, REMIC II, the Basis Risk Shortfall Reserve Fund and the Cap Contracts.

Trustee: HSBC Bank USA, National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Uncertificated Accrued Interest: With respect to each Uncertificated REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act (allocated to such REMIC Regular Interests as set forth in Sections 1.02 and 5.07).

Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 5.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.07. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero.

Uncertificated REMIC I Pass-Through Rate: With respect to REMIC I Regular Interest LTI-AA, REMIC I Regular Interest LTI-IA, REMIC I Regular Interest LTI-IIA, REMIC I Regular Interest LTI-IIIA1, REMIC I Regular Interest LTI-IIIA2, REMIC I Regular Interest LTI-IVA1, REMIC I Regular Interest LTI-IVA2, REMIC I Regular Interest LTI-VA1, REMIC I Regular Interest LTI-VA2, REMIC I Regular Interest LTI-VA3, REMIC I Regular Interest LTI-VA4, REMIC I Regular Interest LTI-M1, REMIC I Regular Interest LTI-M2, REMIC I Regular Interest LTI-M3, REMIC I Regular Interest LTI-M4, REMIC I Regular Interest LTI-M5, REMIC I Regular Interest LTI-ZZ, REMIC I Regular Interest LTI-1SUB, REMIC I Regular Interest LTI-2SUB, REMIC I Regular Interest LTI-3SUB, REMIC I Regular Interest LTI-4SUB, REMIC I Regular Interest LTI-5SUB and REMIC I Regular Interest LTI-XX, the weighted average Net Mortgage Rate of the Mortgage Loans. With respect to REMIC I Regular Interest LTI-1GRP, the weighted average Net Mortgage Rate of the Group I Mortgage Loans. With respect to REMIC I Regular Interest LTI-2GRP, the weighted average Net Mortgage Rate of the

Group II Mortgage Loans. With respect to REMIC I Regular Interest LTI-3GRP, the weighted average Net Mortgage Rate of the Group III Mortgage Loans. With respect to REMIC I Regular Interest LTI-4GRP, the weighted average Net Mortgage Rate of the Group IV Mortgage Loans. With respect to REMIC I Regular Interest LTI-5GRP, the weighted average Net Mortgage Rate of the Group V Mortgage Loans. REMIC I Regular Interest LTI-P will not accrue interest.

Uncertificated REMIC Regular Interest: The REMIC I Regular Interests.

Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 98% to the Certificates (other than the Class X, Class P and the Residual Certificates) and (ii) 1% to each of the Class X Certificates and Class P Certificates. Voting rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. The Residual Certificates will not be allocated any voting rights.

Wells Fargo: Wells Fargo Bank, N.A., in its capacity as a Custodian.

Wells Fargo Custodial Agreement: The Custodial Agreement dated as of July 1, 2005 among Wells Fargo, in its capacity as a Custodian, the Servicer and the Trustee

Section 1.02	Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Interest Remittance Amount for any Distribution Date, (1) the aggregate amount of any Net Interest Shortfalls in respect of the Mortgage Loans for any Distribution Date shall reduce the Interest Remittance Amount on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each class of Publicly Offered Certificates and (2) the aggregate amount of any Realized Losses allocated to the Class III-A-2, Class IV-A-2, Class V-A-4 and Subordinate Certificates and Basis Risk Shortfalls allocated to the Publicly Offered Certificates for any Distribution Date shall be allocated to the Class X Certificates based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the Certificate Principal Balance thereof on any Distribution Date.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date:

The REMIC I Marker Allocation Percentage of the aggregate amount of any Net Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC I Regular Interest LTI-AA, REMIC I Regular Interest LTI-IA, REMIC I Regular Interest LTI-IIA, REMIC I Regular Interest LTI-IIIA1, REMIC I Regular Interest LTI-IIIA2, REMIC I Regular Interest LTI-IVA1, REMIC I Regular Interest LTI-IVA2, REMIC I Regular Interest LTI-VA1, REMIC I Regular Interest LTI-VA2, REMIC I Regular Interest LTI-VA3, REMIC I Regular Interest LTI-VA4, REMIC I Regular Interest LTI-M1, REMIC I Regular Interest LTI-M2, REMIC I Regular Interest LTI-M3, REMIC I Regular Interest LTI-M4, REMIC I Regular Interest LTI-M5 and REMIC I Regular Interest LTI-ZZ, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC

I Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC I Regular Interest; and

The REMIC I Sub WAC Allocation Percentage of the aggregate amount of any Net Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Accrued Interest payable to REMIC I Regular Interest LTI-1SUB, REMIC I Regular Interest LTI-1GRP, REMIC I Regular Interest LTI-2SUB, REMIC I Regular Interest LTI-2GRP, REMIC I Regular Interest LTI-3SUB, REMIC I Regular Interest LTI-3GRP, REMIC I Regular Interest LTI-4SUB, REMIC I Regular Interest LTI-4GRP, REMIC I Regular Interest LTI-5SUB, REMIC I Regular Interest LTI-5GRP and REMIC I Regular Interest LTI-XX, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC I Regular Interest.

ARTICLE II

CONVEYANCE OF TRUST FUND

REPRESENTATIONS AND WARRANTIES

Section 2.01	Conveyance of Trust Fund.

The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Seller in and to the assets in the Trust Fund.

The Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, to the extent of the Mortgage Loans sold under the Mortgage Loan Purchase Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In connection with such sale, the Depositor does hereby deliver to, and deposit with the related Custodian pursuant to the related Custodial Agreement the documents with respect to each Mortgage Loan as described under Section 2 of the related Custodial Agreement (the “Mortgage Loan Documents”). In connection with such delivery and as further described in the related Custodial Agreement, the related Custodian will be required to review such Mortgage Loan Documents and deliver to the Trustee, the Depositor, the Servicer and the Seller certifications (in the forms attached to the related Custodial Agreement) with respect to such review with exceptions noted thereon. In addition, under the related Custodial Agreement the Depositor will be required to cure certain defects with respect to the Mortgage Loan Documents for the related Mortgage Loans after the delivery thereof by the Depositor to the related Custodian as more particularly set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files and preparation and delivery of the certifications shall be performed by the related Custodian pursuant to the terms and conditions of the related Custodial Agreement.

The Depositor shall deliver or cause to be delivered to the Servicer copies of all trailing documents required to be included in the related Mortgage File at the same time the originals or certified copies thereof are delivered to the related Custodian, such documents including the mortgagee policy of title insurance and any Mortgage Loan Documents upon return from the recording office. The Servicer shall not be responsible for any custodian fees or other costs incurred in obtaining such documents and the Depositor shall cause the Servicer to be reimbursed for any such costs the Servicer may incur in connection with performing its obligations under this Agreement.

The Mortgage Loans permitted by the terms of this Agreement to be included in the Trust are limited to (i) Mortgage Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Seller that no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004) as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9) and (ii) Qualified Substitute Mortgage Loans (which, by definition as set forth herein and referred to in the Mortgage Loan Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Seller that no Qualified Substitute Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9). The Depositor and the Trustee on behalf of the Trust understand and agree that it is not intended that any mortgage loan be included in the Trust that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).

Section 2.02	Acceptance of the Mortgage Loans.

(a)        Based on the initial trust receipt received by it from the Custodian pursuant to the Custodial Agreement, the Trustee acknowledges receipt, subject to the provisions of Section 2.01 hereof and Section 2 of the Custodial Agreement, of the Mortgage Loan Documents and all other assets included in the definition of “REMIC I” under clauses (i), (ii) (iii), (v) and (vi) (to the extent of amounts deposited into the Distribution Account) and declares that it holds (or the Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Mortgage Loan Document, and that it holds (or the Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of “REMIC I” in trust for the exclusive use and benefit of all present and future Certificateholders.

(b)        In conducting the review of the Mortgage Files in accordance with the Custodial Agreement, the Custodian on the Trustee’s behalf will ascertain whether all required documents have been executed and received and whether those documents relate to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented. If the Custodian finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B, the Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of the Certificateholders in such Mortgage Loan within sixty (60) days from the date of notice from the Custodian of the defect and if the Seller fails to correct or cure the defect or deliver such opinion within such period, the Seller will, subject to Section 2.03, within ninety (90) days from the notification of the Custodian purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Custodian, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(c)        No later than 180 days after the Closing Date, the Custodian on the Trustee’s behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller and the Trustee, a final trust receipt substantially in the form annexed to the related Custodial Agreement. In conducting such review, the related Custodian on the Trustee’s behalf and in accordance with the terms of the related Custodial Agreement will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the related Custodian on the Trustee’s behalf has received either an original or a copy thereof, as required in the Custodial Agreement. If the related Custodian finds that any document with respect to a Mortgage Loan has not been received, or is unrelated to the Mortgage Loans identified in Exhibit B or appears to be defective on its face, the Custodian shall note such defect in the exception report attached the final trust receipt issued pursuant to the Custodial Agreement and the Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Seller is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Seller shall, subject to Section 2.03, within 90 days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(d)       In the event that a Mortgage Loan is purchased by the Seller in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Seller shall remit the applicable Purchase Price to the Servicer for deposit in the Custodial Account and shall provide written notice to the Securities Administrator detailing the components of the Purchase Price, signed by an authorized officer. Upon deposit of the Purchase Price in the Custodial Account and upon receipt of a request for release (in the form attached to the Custodial Agreement) with respect to such Mortgage Loan, the Custodian, on behalf of the Trustee, will release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Custodial Account was made. The Trustee shall promptly notify the Rating Agencies of such repurchase. The obligation of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf. The Seller shall promptly reimburse the Trustee for any expenses incurred by the Trustee in respect of enforcing the remedies for such breach.

(e)        The Seller shall deliver to the Custodian the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Custodian will review as provided in the Custodial Agreement, provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

Section 2.03	Representations, Warranties and Covenants of the Servicer and the Seller.

(a)        The Servicer hereby represents and warrants to, and covenants with, the Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the Closing Date:

(i)         It is duly organized and is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)         It has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)        The execution and delivery of this Agreement by it, the servicing of the Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)        It is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)        No litigation is pending or, to the best of its knowledge, threatened in writing, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(vi)        No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(vii)       The Servicer has accurately and fully reported, and will continue to accurately and fully report its borrower credit files to each of the credit repositories in a timely manner materially in accordance with the Fair Credit Reporting Act and its implementing legislation.

(viii)      The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

(ix)        The Servicer will not waive any Prepayment Charge with respect to a Mortgage Loan unless it is waived in accordance with the standard set forth in Section 3.01.

If the covenant of the Servicer set forth in Section 2.03(a)(ix) above is breached by the Servicer, the Servicer will pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Custodial Account within 90 days of the earlier of discovery by the Servicer or receipt of notice by Servicer of such breach. Notwithstanding the foregoing, or anything to the contrary contained in this Agreement, the Servicer shall have no liability for a waiver of any Prepayment Charge in the event that the Servicer’s determination to make such a waiver was made by the Servicer in reliance on information properly received by the Servicer from any Person in accordance with the terms of this Agreement.

(b)        The Seller hereby represents and warrants to and covenants with, the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the Closing Date:

(i)         The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)         The Seller has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)        The execution and delivery of this Agreement by the Seller, the sale of the Mortgage Loans by the Seller under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Seller or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Seller’s ability to perform or meet any of its obligations under this Agreement.

(iv)        The Seller is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)        No litigation is pending or, to the best of the Seller’s knowledge, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Seller to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(vi)        No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same.

(vii)       The representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement are true and correct as of the Closing Date.

(viii)      No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable law and no Mortgage Loan is classified and/or defined as a “high cost”, “covered”, “high risk home” or “predatory” loan under any other state, federal or local law or regulation or ordinance (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

(ix)        No loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Appendix E of the Standard & Poor’s Glossary For File Format For LEVELS® Version 5.6 Revised (attached hereto as Exhibit N) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(x)        Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory, abusive lending or disclosure laws applicable to the origination and servicing of the Mortgage Loans have been complied with in all material respects.

(c)        Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(b)(viii), (ix) and (x) and Section 8 of the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. The Seller hereby covenants with respect to the representations and warranties set forth in Section 2.03(b)(viii), (ix) and (x) and Section 8 of the Mortgage Loan Purchase Agreement, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the related Custodian of a request for release in accordance with the related Custodial Agreement. The Seller shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the Servicer to amend the Mortgage Loan Schedule, the Seller shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Trustee whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties in Section 8 of the Mortgage Loan Purchase Agreement that are made to the best of the Seller’s knowledge, if it is discovered by any of the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation or warranty, the Seller shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing. Notwithstanding the foregoing, any breach of a representation or warranty contained in clauses (xxxvii), (xxxviii), (xxxix), (xl) and/or (xlv) of Section 8 of the Mortgage Loan Purchase Agreement shall be automatically deemed to materially and adversely affect the interests of the Certificateholders.

With respect to any Replacement Mortgage Loan or Loans, the Seller shall deliver to the related Custodian for the benefit of the Certificateholders such documents and agreements as are required by Section 2 of the related Custodial Agreement. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and shall deliver the amended Mortgage Loan Schedule to the Trustee, the Master Servicer and the Securities Administrator. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Custodial Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the related Custodian of a request for release for such Mortgage Loan in accordance with the related Custodial Agreement, the related Custodian on behalf of the Trustee shall release to the Seller the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Trustee shall execute and deliver at the Seller’s direction such instruments of transfer or assignment as have been prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or its respective designee, title to the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03. Neither the Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage File.

For any month in which the Seller substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Securities Administrator will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the “Substitution Adjustment Amount”) shall be remitted to the Servicer for deposit in the Custodial Account by the Seller delivering such Replacement Mortgage Loan on or before the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan was required to be purchased or replaced hereunder.

In the event that the Seller shall be required to repurchase a Mortgage Loan, the Purchase Price therefor shall be remitted to the Servicer for deposit in the Custodial Account, on or before the Determination Date immediately following the date on which the Seller was required to repurchase such Mortgage Loan. The Purchase Price shall be remitted by the Servicer to the Securities Administrator on the Remittance Date occurring in the month immediately following the month in which the Purchase Price was deposited in the Custodial Account. In addition, upon such deposit of the Purchase Price, the delivery of an Officer’s Certificate by the Servicer to the Trustee certifying that the Purchase Price has been deposited in the Custodial Account, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee shall release the related Mortgage File held for the benefit of the related Certificateholders to the Seller, and the Trustee shall execute and deliver at such Person’s direction the related instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee’s interest to the Seller to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred or is continuing shall constitute the sole remedies against the Seller respecting such breach available to Certificateholder, the Depositor or the Trustee.

(d)        The Master Servicer hereby represents, warrants and covenants with the Servicer, Depositor and the Trustee as follows, as of the Closing Date:

(i)         The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(ii)         The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii)        The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(iv)        The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(v)        No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof,

(vi)        There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

(vii)       No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

(e)        The representations and warranties set forth in Section 2.03 shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the related Custodian for the benefit of the Certificateholders.

Section 2.04	Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to, and covenants, with the Servicer, the Seller, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof and as of the Closing Date:

(i)         The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

(ii)         The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, moratorium receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

(iii)        The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor’s ability to perform or meet any of its obligations under this Agreement.

(iv)        No litigation is pending, or, to the best of the Depositor’s knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

(v)        No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or the related Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor, the Servicer, the Master Servicer or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

Section 2.05     Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

(a)        Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Seller delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of REMIC I or REMIC II or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b)        Upon discovery by the Depositor or the Seller that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the Seller, at its option, shall either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within ninety (90) days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

Section 2.06	Issuance of the REMIC I Regular Interests and the Class R Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the related Custodian on its behalf of the related Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Holders of the Class R-I Interest and REMIC I (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Interest and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

Section 2.07	Conveyance of the REMIC I Regular Interests.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests). The rights of the Holder of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Interest and Regular Certificates, respectively, and all ownership interests evidenced or constituted by the Class R-II Interest and the Regular Certificates, shall be as set forth in this Agreement. The Class R-II Interest and the Regular Certificates shall constitute the entire beneficial ownership interest in REMIC II.

Section 2.08	Issuance of Class R Certificates.

The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations.

Section 2.09	Establishment of Trust.

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as “Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-AR4” and does hereby appoint HSBC Bank USA, National Association, as Trustee in accordance with the provisions of this Agreement.

ARTICLE III

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS; ACCOUNTS

Section 3.01	The Servicer to act as Servicer of the Mortgage Loans.

The Servicer shall service and administer the Mortgage Loans on behalf of the Trust and in the best interest of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loans and to the extent consistent with such terms and in accordance with and exercising the same care in performing those practices that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account (including, compliance with all applicable federal, state and local laws).

To the extent consistent with the foregoing, the Servicer shall seek the timely and complete recovery of principal and interest on the Mortgage Notes and shall waive a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar mortgage loans and (ii) either (A) such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default or (B) such waiver is made in connection with a refinancing of the related Mortgage Loan unrelated to a default or a reasonably foreseeable default where (x) the related Mortgagor has stated to the Servicer an intention to refinance the related Mortgage Loan and (y) the Servicer has concluded in its reasonable judgment that the waiver of such Prepayment Charge would induce such Mortgagor to refinance with the Servicer or (iii) the Servicer reasonably believes such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law. If a Prepayment Charge is waived as permitted by meeting both of the standards described in clauses (i) and (ii)(B) above, then Servicer is required to pay the amount of such waived Prepayment Charge (the “Servicer Prepayment Charge Payment Amount”), for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Custodial Account within 90 days of notice or discovery of such waiver meeting the standard set forth in both clauses (i) and (ii)(B) above; provided, however, that the Servicer shall not waive more than 5% of the Prepayment Charges (by number of Prepayment Charges) set forth on the Prepayment Charge Schedule in accordance with clauses (i) and (ii)(B) above. Notwithstanding any other provisions of this Agreement, any payments made by the Servicer in respect of any waived Prepayment Charges pursuant to clauses (i) and (ii)(B) above and the preceding sentence shall be deemed to be paid outside of the Trust Fund.

Subject only to the above-described applicable servicing standards (the “Accepted Servicing Practices”) and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) subject to Section 3.09, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan.

Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer. In addition, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer any special or limited powers of attorney agreeable to the Trustee and its counsel for each county in which a Mortgaged Property is located and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, provided such limited powers of attorney or other documents shall be prepared by the Servicer and submitted to the Trustee for review prior to execution.

In accordance with the standards of the first paragraph of this Section 3.01, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans in order to preserve the lien on the Mortgaged Property, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.27, and further as provided in Section 3.32. All costs incurred by the Servicer, if any, in effecting the payments of such taxes and assessments on the related Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 3.02	Due-on-Sale Clauses; Assumption Agreements.

(a)        Except as otherwise provided in this Section 3.02, when any Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer shall not be required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the related Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.02(a) by reason of any transfer or assumption that the Servicer reasonably believes it is restricted by law from preventing.

(b)        Subject to the Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the related Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Index, Gross Margin, Periodic Rate Cap, Adjustment Date, Maximum Interest Rate or Minimum Mortgage Interest Rate, and any other term affecting the amount or timing of payment on the related Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with the servicing standard set forth in Section 3.01. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the related Custodian the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

Section 3.03	Subservicers.

The Servicer shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder with respect to the Mortgage Loans. The Servicer shall pay all fees of each of its subservicers from its own funds, and a subservicer’s fee shall not exceed the Servicing Fee payable to the Servicer hereunder.

At the cost and expense of the Servicer, without any right of reimbursement from its Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at its option, from electing to service the Mortgage Loans itself. In the event that the Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 8.01, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer with respect to the Mortgage Loans effective as of the date of the Servicer’s termination. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Servicer’s own funds without reimbursement from the Trust Fund.

Notwithstanding the foregoing, the Servicer shall not be relieved of its obligations hereunder with respect to the Mortgage Loans and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and the Servicer alone, and neither the Master Servicer nor the Trustee shall have any obligations, duties or liabilities with respect to such subservicer including any obligation, duty or liability of the Master Servicer or the Trustee to pay such subservicer’s fees and expenses or any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions provided for in this Agreement. For purposes of remittances to the Securities Administrator pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

Section 3.04     Documents, Records and Funds in Possession of the Servicer To Be Held for Trustee.

Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Securities Administrator for any funds received by the Servicer or that otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any such Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Custodial Account, the Distribution Account or in any

Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

Section 3.05	Maintenance of Hazard Insurance.

(a)        The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the Stated Principal Balance of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such REO Property and (ii) the Stated Principal Balance of the related Mortgage Loan at the time it became an REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and in accordance with the servicing standard set forth in Section 3.01) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.27. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If a Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer shall cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the Stated Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:VI or better in Best’s Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.05, and there shall have been one or more losses which would have been covered by such policy, deposit to the Custodial Account maintained by the Servicer from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)        The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Master Servicer, upon request, with copies of such insurance policies and fidelity bond (or waiver thereof). The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Master Servicer. The Servicer shall also cause its subservicers to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.06	Presentment of Claims and Collection of Proceeds.

The Servicer shall prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to the Servicer in respect of such Insurance Policies shall, within two Business Days of its receipt, be deposited in the Custodial Account, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.07	Maintenance of Insurance Policies.

The Servicer shall not take any action that would result in noncoverage under any applicable Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. The Servicer shall use its best efforts to keep in force and effect (to the extent that the related Mortgage Loan requires the Mortgagor to maintain such insurance), any applicable Insurance Policy. The Servicer shall not cancel or refuse to renew any Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder.

Section 3.08	Reserved.

Section 3.09     Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.

(a)        The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account). If the Servicer reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not be increased as a result of such foreclosure or other action, such Mortgage Loan will be charged-off and will become a Liquidated Loan. The Servicer will give notice of any such charge-off to the Securities Administrator. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.27. If the Servicer has knowledge that a Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer shall, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee’s nominee on behalf of the Certificateholders). The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Securities Administrator a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Securities Administrator to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections

6050H, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request from the Internal Revenue Service more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period. The Trustee and the Securities Administrator shall be supplied with an Opinion of Counsel (such opinion not to be an expense of the Trustee, the Securities Administrator or the Trust Fund) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of REMIC I or REMIC II as defined in section 860F of the Code or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of section 860G(a)(8) of the Code or (ii) subject either REMIC I or REMIC II to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, unreimbursed master servicing fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Custodial Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Custodial Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the Servicer as additional servicing compensation.

The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, shall be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.27 or this Section 3.09; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.27 or this Section 3.09; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

(b)        On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, with respect to any Mortgage Loan for the related Prepayment Period and report the same to the Securities Administrator pursuant to Section 3.28.

(c)        The Servicer has no intent to foreclose on any Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, however, that the foregoing does not prevent the Servicer from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such Mortgage Loans including delinquency characteristics in the Servicer’s discretion so warrant such action.

Section 3.10	Servicing Compensation.

As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Custodial Account out of each payment of interest on each Mortgage Loan included in the Trust Fund an amount equal to the Servicing Fee. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Liquidation Proceeds, Insurance Proceeds or condemnation proceeds to the extent permitted by Section 3.27.

Additional servicing compensation with respect to Mortgage Loans in the form of any Excess Liquidation Proceeds, assumption fees, late payment charges, insufficient funds charges and ancillary income to the extent such fees or charges are received by the Servicer, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Custodial Account shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account pursuant to Section 3.27. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.05 and maintenance of the other forms of insurance coverage required by Section 3.07 and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.27.

Section 3.11	REO Property.

(a)        In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Servicer shall sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, the Servicer shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions.

(b)        The Servicer shall deposit all funds collected and received in connection with the operation of any REO Property into the Custodial Account.

(c)        The Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 3.12	Liquidation Reports.

Upon the foreclosure of any Mortgaged Property or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit a liquidation report to the Trustee containing such information as shall be mutually acceptable to the Servicer and the Trustee with respect to such Mortgaged Property.

Section 3.13	Annual Certificate as to Compliance.

(a)        The Servicer shall deliver to the Depositor, the Master Servicer, the Securities Administrator and each Rating Agency not later than March 15th of each year commencing in 2006 (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), a certificate of a Authorized Servicer Representative stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof except for such defaults as such officer in its good faith judgment believe to be immaterial.

(b)        (i) The Servicer shall deliver to the Depositor, the Master Servicer, the Securities Administrator, on or before March 15th of each year commencing in 2006, a certification containing the information set forth in Exhibit L. Such certification shall be signed by the senior officer in charge of servicing of the Servicer. In addition, the Servicer shall provide such other information with respect to the Mortgage Loans and the servicing and administration thereof within the control of the Servicer which shall be required to enable the Depositor and the Trustee to comply with the reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

(ii)         The Servicer shall indemnify and hold harmless the Depositor, the Master Servicer, the Securities Administrator and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses to the extent arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 3.13(b), or a breach in any of the representations in the certification delivered pursuant to clause (b)(i) above, or the Servicer’s gross negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable to the Depositor, the Master Servicer and the Securities Administrator as a result of a court of law or other administrative or regulatory body with authority holding such indemnification void on the basis of public policy or similar reason or insufficient to hold harmless the Depositor, the Master Servicer or the Securities Administrator, then the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor, the Master Servicer and the Securities Administrator as a result of the losses, claims, damages or liabilities of the Depositor or the Securities Administrator in such proportion as is appropriate to reflect the relative fault of the Securities Administrator or the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 3.13(b) or the Servicer’s gross negligence, bad faith or willful misconduct in connection therewith or a breach of any of the representations in the certification delivered pursuant to clause (b)(i) above with respect to the matters covered by this Section 3.13(b)(ii).

Section 3.14	Annual Independent Certified Public Accountants’ Servicing Report.

Not later than March 15th of each year, commencing in 2006, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal or calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those subservicers. Promptly upon receipt of such report, the Servicer shall furnish a copy of such report to the Depositor, the Master Servicer, the Securities Administrator and each Rating Agency. Copies of such statement shall be provided by the Securities Administrator to any Certificateholder upon request at the Servicer’s expense, provided that such statement is delivered by the Servicer to the Securities Administrator.

Section 3.15	Books and Records.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer’s computer system to clearly reflect the ownership of the Mortgage Loans by the Trust. In particular, the Servicer shall maintain in its possession, available for inspection by the Trustee and the Master Servicer and shall deliver to the Trustee or the Master Servicer upon reasonable prior request and during normal business hours, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of Accepted Servicing Practices.

The Servicer shall maintain with respect to each Mortgage Loan and shall upon reasonable prior request and during normal business hours make available for inspection by the Trustee and the Master Servicer the related servicing file during the time such Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

Section 3.16	The Trustee.

The Trustee shall furnish the Servicer with any powers of attorney and other documents prepared and submitted by the Servicer to the Trustee in a form as mutually agreed upon and necessary or appropriate to enable the Servicer to service and administer the related Mortgage Loans and REO Properties.

The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s actual costs.

The Trustee shall execute and deliver as directed in writing by the Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or otherwise available at law or equity.

Section 3.17	REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to treat each REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Seller, the Servicer or the Master Servicer with respect to such treatment. In particular, the Trustee shall not (a) knowingly sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

Section 3.18	[Reserved].

Section 3.19	Release of Mortgage Files.

(a)        Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will (or if the Servicer does not, the Master Servicer may) promptly furnish to the Trustee and the related Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the related Custodial Agreement signed by a Authorized Servicer Representative or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Authorized Servicer Representative (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Custodial Account pursuant to Article V have been or will be so deposited) and shall request that the related Custodian, on behalf of the Trustee, deliver to the Servicer the related Mortgage File. Within five (5) Business Days of receipt of such certification and request, the related Custodian, on behalf of the Trustee, shall release the related Mortgage File to the Servicer and the Trustee and the related Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the related Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Custodial Account.

(b)        From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with this Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodians, on behalf of the Trustee, shall, upon the written request of the Servicer, and delivery to the related Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Authorized Servicer Representative substantially in the form attached to the related Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Authorized Servicer Representative), release the related Mortgage File held in its possession or control to the Servicer. Such request for release shall obligate the Servicer to return the Mortgage File to the related Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Authorized Servicer Representative similar to that hereinabove specified, the Mortgage File shall be released by the related Custodian, on behalf of the Trustee, to the Servicer.

Section 3.20     Documents, Records and Funds in Possession of the Servicer to be held for Trustee.

(a)        The Servicer (to the extent required by this Agreement) shall transmit to the Trustee or to related Custodian such documents and instruments coming into the possession of such Person from time to time as are required by the terms hereof to be delivered to the Trustee or the related Custodian. Any funds received by the Servicer in respect of any Mortgage

Loan or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the right of the Servicer to retain its Servicing Fee and other amounts as provided in this Agreement.

Section 3.21	Possession of Certain Insurance Policies and Documents.

The Servicer shall retain possession and custody of the originals (to the extent available) of any Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full, the Trustee (or the related Custodian, as directed by the Trustee) shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.

Section 3.22	[Reserved].
Section 3.23	UCC.

The Seller agrees to execute and file continuation statements for any Uniform Commercial Code financing statements which the Seller has informed the Trustee were filed on the Closing Date in connection with the Trust. The Seller shall file any financing statements or amendments and continuation statements thereto required by any change in the Uniform Commercial Code.

Section 3.24	Optional Purchase of Defaulted Mortgage Loans.

With respect to any Mortgage Loan which is delinquent in payment by ninety-one (91) days or more or is an REO Property, the Seller shall have the right to purchase such Mortgage Loan or REO Property from the Trust at a price equal to the Purchase Price. The Purchase Price shall be remitted to the Servicer for deposit in the Custodial Account and remitted by the Servicer to the Securities Administrator on the Servicer Remittance Date in the month immediately following the month in which the Purchase Price was deposited in the Custodial Account.

If at any time the Seller remits to the Servicer a payment for deposit in the Custodial Account covering the amount of the Purchase Price for such a Mortgage Loan and the Servicer delivers an Officer’s Certificate to the Trustee certifying that the Purchase Price has been deposited in the Custodial Account, the Trustee shall execute the assignment of such Mortgage Loan at the request of the Seller without recourse to the Seller which shall succeed to all the Trustee’s, right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Seller will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. The Seller shall be responsible for any transfer costs incurred with respect to a Mortgage Loan purchased pursuant to this Section 3.24.

Section 3.25	Obligations of the Servicer Under Credit Risk Management Agreement.

Notwithstanding anything in this Agreement or the Credit Risk Management Agreements to the contrary, the Trustee shall not have any duty or obligation to enforce any Credit Risk Management Agreement or to supervise, monitor or oversee the activities of the Credit Risk Manager or the Servicer under the Credit Risk Management Agreements or this Agreement with respect to any action taken or not taken by the Servicer pursuant to a recommendation of the Credit Risk Manager or otherwise in connection with obligations of the Servicer under the related Credit Risk Management Agreement.

Section 3.26	Collection of Mortgage Loan Payments; Custodial Account.

(a)        The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a Mortgage Loan for a period not greater than 180 days; provided, however no such extension shall be materially adverse to the Certificateholders. In the event of any such arrangement, the Servicer shall make Advances on the Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 5.01. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) a Mortgage Loan is in default or default is imminent or (y) the Servicer delivers to the Trustee and the Securities Administrator a REMIC Opinion, the Servicer may, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto and (B) amend any Mortgage Note for a Mortgage Loan to extend the maturity thereof.

(b)        The Servicer shall establish and maintain a segregated Custodial Account (which shall at all times be an Eligible Account) with a depository institution in the name of the Servicer for the benefit of the Trustee on behalf of the Certificateholders and designated “HSBC USA, National Association, as trustee for registered holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2005-AR4.” On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collection on mortgage loans in connection with its mortgage loan servicing activities on a daily basis and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the Custodial Account, in no event more than two Business Days after the Servicer’s receipt thereof, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)         all payments on account of principal, including Principal Prepayments and Subsequent Recoveries, on the Mortgage Loans;

(ii)         all payments on account of interest on the Mortgage Loans net of the Servicing Fee permitted under Section 3.10;

(iii)        all Liquidation Proceeds, Insurance Proceeds and condemnation proceeds with respect to the Mortgage Loans, other than proceeds to be applied to the restoration or repair of the related Mortgaged Properties or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures;

(iv)        any amount required to be deposited by the Servicer pursuant to Section 3.26(c) in connection with any losses on Permitted Investments;

(v)        any amounts required to be deposited by the Servicer pursuant to Section 3.05;

(vi)        any amounts paid by an Advance Financing Person in respect of Advances or Servicing Advances;

(vii)       any Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amounts;

(viii)      the Purchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of such a Purchase Price and the Purchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to Section 3.24; and

(ix)	any other amounts required to be deposited hereunder.

The foregoing requirements for deposit by the Servicer into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be deposited by the Servicer. In the event that the Servicer shall deposit any amount not required to be deposited and not otherwise subject to withdrawal pursuant to Section 3.27, it may at any time withdraw or direct the institution maintaining the Custodial Account, to withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Custodial Account, that describes the amounts deposited in error in the Custodial Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.27.

(c)        The institution that maintains the Custodial Account with respect to the Mortgage Loans, or other authorized entity shall invest the funds in the Custodial Account, in the manner directed by the Servicer, in Permitted Investments which shall mature not later than the next succeeding Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Servicer’s Custodial Account in respect of any such investments shall be deposited by the Servicer into the Custodial Account immediately as realized, out of its own funds.

(d)        The Servicer shall give at least 30 days advance notice to the Trustee, the Securities Administrator, the Master Servicer the Seller, each Rating Agency and the Depositor of any proposed change of location of the Custodial Account relating to the Mortgage Loans prior to any change thereof.

Section 3.27	Permitted Withdrawals From the Custodial Account.

(a)        The Servicer may from time to time make withdrawals from the Custodial Account for the following purposes:

(i)         to pay itself (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with Section 3.10, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.10;

(ii)         to reimburse the Servicer or an Advance Financing Person for (A) any unreimbursed Advances to the extent of amounts received which represent late recoveries of payments of principal and/or interest (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds on the Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 5.01; and (B) any unreimbursed Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that late recoveries of payments of principal and/or interest, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or an Advance Financing Person for such unreimbursed Advances or (C) subject to Section 3.27(b), any unreimbursed Advances to the extent of Amounts Held For Future Distribution funds held in the Custodial Account relating to the Mortgage Loans that were not included in the Available Distribution Amount for the preceding Distribution Date;

(iii)        to reimburse itself or an Advance Financing Person for any Nonrecoverable Advances;

(iv)        to reimburse itself from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

(v)        to pay itself any unpaid Servicing Fees and to reimburse itself or any Advance Financing Person for any unreimbursed Servicing Advances, provided, however, that the Servicer’s or such Advance Financing Person’s right to reimbursement for Servicing Advances pursuant to this subclause (v) with respect to any Mortgage Loan shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, late recoveries of payments of principal and/or interest, Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

(vi)        to pay to the Seller or the Depositor with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.24, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

(vii)	to pay any expenses recoverable by pursuant to Section 7.04;

(viii)      to withdraw any amount deposited in the Custodial Account relating to the Mortgage Loans and not required to be deposited therein; and

(ix)        to clear and terminate the Custodial Account relating to the Mortgage Loans upon termination of this Agreement pursuant to Section 10.01 hereof.

In addition, no later than noon Eastern time on the Remittance Date, the Servicer shall withdraw from the Custodial Account and remit to the Securities Administrator (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to this Section 3.27(a)), plus (b) all Advances, if any, which the Servicer is obligated to make pursuant to Section 5.01, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds or condemnation proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any Compensating Interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 5.02, and minus (d) any amounts attributable to Scheduled Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Scheduled Payment.

With respect to any remittance received by the Securities Administrator after the Business Day on which such payment was due, the Securities Administrator shall send written notice thereof to the Servicer. The Servicer shall pay to the Securities Administrator interest on any such late payment by the Servicer at an annual rate equal to Prime Rate (as defined in The Wall Street Journal) plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Securities Administrator on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest, or the failure of the Securities Administrator to notify the Servicer of such interest, shall not be deemed an extension of time for payment or a waiver of any Servicer Default by the Servicer.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to subclauses (i), (ii), (iv), (v) and (vi) above. Prior to making any withdrawal from the Custodial Account relating to the Mortgage Loans pursuant to subclause (iii), the Servicer shall deliver to the Master Servicer an Officer’s Certificate of a Authorized Servicer Representative indicating the amount of any previous Advance or Servicing Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

(b)        Notwithstanding the foregoing, any Amounts Held For Future Distribution withdrawn by the Servicer as permitted in Section 3.27(a)(ii) in reimbursement of Advances previously made by the Servicer shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Custodial Account, no later than the close of business on any future Remittance Date on which the funds on deposit in the related Custodial Account shall be less than the amount required to be remitted to the Trust on such Remittance Date; provided, however that if the rating of the Servicer (including any Successor Servicer) is less than “BBB”, the Servicer shall be required to replace such funds by deposit to the Distribution Account, no later than the close of business on the Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate. The amount at any time credited to the Custodial Account may be invested by the Servicer in Permitted Investments.

Section 3.28	Reports to Master Servicer.

Not later than the tenth (10th) calendar day of each month (or if such tenth calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Master Servicer (i) (a) monthly loan data in a mutually agreed-upon format, (b) default loan data in the format set forth in Exhibit X-1 hereto (or in such other format mutually agreed-upon between the Servicer and the Master Servicer) and (c) information regarding realized losses and gains in the format set forth in Exhibit X-2 hereto (or in such other format mutually agreed between the Servicer and the Master Servicer), in each case relating to the period ending on the last day of the preceding calendar month, (ii) all such information required pursuant to clause (i)(a) above on a magnetic tape, electronic mail, or other similar media reasonably acceptable to the Master Servicer and (iii) all supporting documentation with respect to the information required pursuant to clause (i)(c) above.

Section 3.29	Collection of Taxes; Assessments and Similar Items; Escrow Accounts.

To the extent required by the Mortgage Note related to a Mortgage Loan, the Servicer shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit, promptly upon receipt, and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made with respect to each Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.05 (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the Escrow Account, to remove amounts deposited in error or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

Section 3.30	Adjustments to Mortgage Rate and Scheduled Payment.

On each applicable Adjustment Date, the Mortgage Rate with respect to each Mortgage Loan shall be adjusted, in compliance with the requirements of the related Mortgage and Mortgage Note, to equal the sum of the Index plus the Gross Margin (rounded in accordance with the related Mortgage Note) subject to the applicable Periodic Rate Cap, Maximum Mortgage Interest Rate and Minimum Mortgage Interest Rate, as set forth in the Mortgage Note. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note, applicable laws and regulations regarding interest rate adjustments. The Servicer shall also provide timely notification to the Master Servicer of all applicable data and information regarding such interest rate adjustments and the Servicer’s methods of implementing such interest rate adjustments. Upon the discovery by the Servicer or the Master Servicer that the Servicer has failed to adjust a Mortgage Rate or a Scheduled Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

Section 3.31	Distribution Account.

(a)        The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated non-interest bearing trust account or accounts. The Securities Administrator will deposit in the Distribution Account as identified by the Securities Administrator and as received by the Securities Administrator, the following amounts:

(i)         All payments and recoveries in respect of principal on the Mortgage Loans, including, without limitation, Principal Prepayments, Subsequent Recoveries, Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and all payments and recoveries in respect of interest on the Mortgage Loans withdrawn by the Servicer from the Custodial Account and remitted by Servicer to the Securities Administrator;

(ii)	Any Advance and any Compensating Interest Payments;

(iii)        Any Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans (including any Servicer Prepayment Charge Payment Amounts);

(iv)        Any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Securities Administrator or which were not deposited in a Custodial Account;

(v)        The Purchase Price with respect to any Mortgage Loans purchased by the Seller or Section 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of such a Purchase Price, the Purchase

Price with respect to any Mortgage Loans purchased by the Depositor pursuant to Section 3.24, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Master Servicer pursuant to Section 10.01;

(vi)        Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

(vii)       Any other amounts received by or on behalf of the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement.

(b)        All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Securities Administrator to the Distribution Account.

(c)        The amount at any time credited to the Distribution Account may be invested by the Securities Administrator in Permitted Investments as directed by the Master Servicer. All such investment income shall be for the benefit of the Master Servicer, and any losses incurred shall be deposited by the Master Servicer in the Distribution Account immediately as realized.

Section 3.32	Permitted Withdrawals and Transfers from the Distribution Account.

(a)        The Securities Administrator will from time to time make or cause to be made such withdrawals or transfers from the Distribution Account pursuant to this Agreement for the following purposes:

(i)         to pay to the Trustee any expenses recoverable by the Trustee pursuant to this Agreement.

(ii)         to reimburse the Master Servicer as Successor Servicer or the Servicer for any Advance or Servicing Advance of its own funds, the right of the Master Servicer as Successor Servicer or the Servicer to reimbursement pursuant to this subclause (ii) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

(iii)        to reimburse the Master Servicer or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer as Successor Servicer or the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

(iv)        to reimburse the Master Servicer as Successor Servicer or the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer as Successor Servicer or the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(v)        to reimburse the Master Servicer as Successor Servicer or the Servicer for advances of funds pursuant to this Agreement, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late recoveries of the payments for which such advances were made;

(vi)        to reimburse the Master Servicer as Successor Servicer or the Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (ii) and (v);

(vii)       to pay the Credit Risk Management Fee to the Credit Risk Manager; provided, however, that upon the termination of the Credit Risk Manager pursuant to Section 3.33 hereof, the amount of the Credit Risk Management Fee (or any portion thereof) previously payable to the Credit Risk Manager as described herein shall be paid to the Seller;

(viii)      to reimburse the Trustee or the Securities Administrator for expenses, costs and liabilities incurred by and reimbursable to it pursuant to this Agreement (including the expenses of the Securities Administrator in connection with a tax audit in connection with the performance of its obligations pursuant to Section 9.13);

(ix)        to pay to the Trust Fund, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Servicer;

(x)        to reimburse or pay the Servicer any such amounts as are due thereto under this Agreement and have not been retained by or paid to the Servicer, to the extent provided herein or therein;

(xi)        to reimburse the Trustee for expenses incurred in the transfer of servicing responsibilities of the terminated Servicer after the occurrence and continuance of a Servicer Default to the extent not paid by the terminated Servicer;

(xii)       to reimburse the Master Servicer for any costs and expenses reimbursable to the Master Servicer pursuant to this Agreement;

(xiii)      to reimburse the related Custodian for expenses, costs and liabilities incurred or reimbursable to it pursuant to this Agreement or the related Custodial Agreement;

(xiv)	to remove amounts deposited in error; and

(xv)	to clear and terminate the Distribution Account pursuant to Section 10.01.

(b)        The Securities Administrator shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (ii) through (v), inclusive, and (vii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Securities Administrator without being deposited in the Distribution Account under Section 3.31.

(c)        On each Distribution Date, the Securities Administrator shall distribute the Available Distribution Amount, to the extent of funds on deposit in the Distribution Account to the holders of the Certificates in accordance with Section 5.04.

Section 3.33	Duties of the Credit Risk Manager; Termination.

(a)        The Depositor appoints Risk Management Group, LLC as Credit Risk Manager. For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning the Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which a Mortgagor is the subject of bankruptcy, receivership, or an arrangement of creditors, or as to which have become REO Properties. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the related Credit Risk Management Agreement and the Credit Risk Manager shall look solely to the Servicer and/or Master Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the related Mortgage Loans. If the Credit Risk Manager is no longer able to perform its duties hereunder, the Credit Risk Manager may be terminated by the Depositor at the direction of Certificateholders evidencing not less than 66 2/3% of the Voting Rights. The Depositor may, at its option, cause the appointment of a successor Credit Risk Manager. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicer, the Trustee, each Rating Agency and the Credit Risk Manager. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to Section 3.33(b) shall not become effective until the appointment of a successor Credit Risk Manager.

(b)        Within six months of the Closing Date, the Seller may, at its option, terminate the Credit Risk Manager if, in its reasonable judgment, (i) the value of the servicing rights with respect to the Mortgage Loans is adversely affected as a result of the presence of the Credit Risk Manager or (ii) the presence of the Credit Risk Manager impairs the ability of the Seller to transfer the servicing rights with respect to the Mortgage Loans as permitted by this Agreement. Upon the termination of the Credit Risk Manager, the Seller may, at its option, cause the Depositor to appoint a successor Credit Risk Manager. Notice of such termination shall be provided by the Seller to the Rating Agencies, the Trustee, the Securities Administrator, the Depositor, the Servicer and the Credit Risk Manager. Upon the appointment of a successor Credit Risk Manager, the Depositor shall provide written notice thereof to each Rating Agency, the Trustee, the Servicer, the Securities Administrator and the Credit Risk Manager.

If the Credit Risk Manager is terminated pursuant to this Section 3.33(b), the Credit Risk Manager shall only be entitled to a fee equal to 0.0050% with respect to each Mortgage Loan for the one year period following such termination. After the expiration of such one year period, the Credit Risk Manager shall not be entitled to the Credit Risk Management Fee or any portion thereof with respect to any Mortgage Loan. The excess of the Credit Risk Management Fee with respect to each Mortgage Loan over the amount payable to the Credit Risk Manager as described in this paragraph shall be paid to the Seller pursuant to Section 5.04(a).

Section 3.34	Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer and/or Master Servicer under the related Credit Risk Management Agreement or of errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties under this Agreement or the Credit Risk Management Agreement. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer and/or Master Servicer pursuant to the Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

ARTICLE IV

ADMINISTRATION AND MASTER SERVICING OF THE MORTGAGE LOANS

Section 4.01	The Master Servicer.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under this Agreement. The Master Servicer shall independently and separately monitor the Servicer’s servicing activities with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, provide such information relating to the Mortgage Loans to the Securities Administrator as shall be necessary to enable it to prepare the statements specified in Section 5.06 and any other information and statements required to be provided by the Securities Administrator hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Distribution Account.

Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not have any duty or obligation to enforce any Credit Risk Management Agreement that the Servicer is a party to (the “Servicer Credit Risk Management Agreement”) or to supervise, monitor or oversee the activities of the Credit Risk Manager under the Servicer Credit Risk Management Agreement with respect to any action taken or not taken by the Servicer pursuant to a recommendation of the Credit Risk Manager.

The Trustee shall furnish the Servicer and the Master Servicer with any limited powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer and the Master Servicer to service or master service and administer the Mortgage Loans and REO Property. The Trustee shall have no responsibility for any action of the Master Servicer or the Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or the Servicer for any cost, liability or expense arising from the misuse thereof by the Master Servicer or the Servicer.

The Trustee, the Custodians and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee, the Custodians or the Securities Administrator regarding the Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodians or the Securities Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodians or the Securities

Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodians and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s, the Custodians’ or the Securities Administrator’s actual costs.

The Trustee shall execute and deliver to the Servicer or the Master Servicer upon request any court pleadings, requests for trustee’s sale or other documents necessary or desirable and, in each case, provided to the Trustee by the Servicer or the Master Servicer to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

Section 4.02	Monitoring of Servicer.

The Master Servicer shall be responsible for monitoring the compliance by the Servicer with its duties under this Agreement. In the review of the Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer with regard to the Servicer’s compliance with the terms of this Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with this Agreement, or that a notice should be sent pursuant to this Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Seller and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under this Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with the Servicing Agreement, subject to this Section and Article VIII, shall terminate the rights and obligations of the Servicer hereunder in accordance with the provisions of Article VIII . The Master Servicer shall act as servicer of the Mortgage Loans or enter in to a new servicing agreement with a successor servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to the Master Servicer or such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received indemnity reasonably acceptable to it for its costs and expenses in pursuing such action.

To the extent that the costs and expenses related to the termination of the Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by the Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in this Agreement.

If the Master Servicer acts as Servicer, it shall not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 4.03	Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy that shall be in such form and amount generally acceptable for entities serving as master servicers or trustees, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. Any such errors and omissions policy and fidelity bond may not be cancelable without thirty (30) days’ prior written notice to the Trustee.

Section 4.04	Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Section 9.13 hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.02, shall not permit the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer or an Authorized Servicer Representative, with any powers of attorney empowering the Master Servicer, or the

Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer or the Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the misuse of any such powers of attorney by the Master Servicer or the Servicer and shall be indemnified by the Master Servicer or the Servicer, as applicable, for any costs, liabilities or expenses incurred by the Trustee in connection with such misuse). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action authorized pursuant to this Agreement to be taken by it in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 4.05	Due-on-Sale Clauses; Assumption Agreements.

To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with this Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement.

Section 4.06     Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

The Master Servicer shall transmit to the Trustee or Custodians such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or the related Custodian. Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement. The Master Servicer, to the extent required by Article III, shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement.

Section 4.07	Standard Hazard Insurance and Flood Insurance Policies.

For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under this Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in this Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 3.31, any amounts collected by the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with this Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 3.32.

Section 4.08	Presentment of Claims and Collection of Proceeds.

The Master Servicer shall enforce the Servicer’s obligations to, prepare and present on behalf of the Trustee and the Certificateholders all claims under any insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable insurance policy need not be so deposited (or remitted).

Section 4.09	Maintenance of the Primary Mortgage Insurance Policies.

The Master Servicer shall not take, or (to the extent within its control) permit the Servicer (to the extent such action is prohibited under this Agreement) to take, any action that would result in noncoverage under any primary mortgage insurance policy or any loss which, but for the actions of such Master Servicer or the Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement. The Master Servicer shall not, and (to the extent within its control) shall not permit the Servicer to, cancel or refuse to renew any primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement.

The Master Servicer agrees to cause the Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Mortgage Loans. Pursuant to Section 3.31, any amounts collected by the Master Servicer or the Servicer under any primary mortgage insurance policies shall be deposited by the Servicer or by the Master Servicer in the Distribution Account, subject to withdrawal pursuant to Section 3.32.

Section 4.10     Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee or the related Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer and the Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee or the related Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the related Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the related Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Mortgage Loan Documents that come into the possession of the Master Servicer from time to time.

Section 4.11	Realization Upon Defaulted Loans.

The Master Servicer shall cause the Servicer to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with this Agreement.

Section 4.12	Compensation for the Master Servicer.

As compensation for its services hereunder, the Master Servicer shall be entitled to receive all income and gain realized from any investment of funds in the Distribution Account (the “Master Servicing Compensation”). The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

The amount of the Master Servicing Compensation payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 4.18.

Section 4.13	REO Property.

In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall cause the Servicer to sell, and the Servicer agrees to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Further, the Master Servicer shall cause the Servicer to sell any REO Property prior to three years after the end of the calendar year of its acquisition by REMIC I, unless (i) the Trustee and the Securities Administrator shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall cause the Servicer to protect and conserve, such REO Property in the manner and to the extent required by this Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

The Master Servicer shall cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Custodial Account.

The Master Servicer and the Servicer upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees and master servicing fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid master servicing fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 4.14	Annual Officer’s Certificate as to Compliance.

The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before March 15 of each year, commencing on March 15, 2006, an Officer’s Certificate signed by a Servicing Officer, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Servicer has failed to perform any of its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

Copies of such statements shall be provided to any related Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

Section 4.15	Annual Independent Accountant’s Servicing Report.

If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Seller on or before March 15 of each year, to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement). If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and shall take prompt action to do so.

Section 4.16	Reports Filed with Securities and Exchange Commission.

Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K with a copy of the statement furnished by the Securities Administrator to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2006, the Securities Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to March 30, 2006 and annually thereafter (if required), the Securities Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include, to the extent available, as exhibits (i) the Servicer’s annual statement of compliance described under Section 3.13 of this Agreement, (ii) the Servicer’s accountant’s report described under Section 3.14 of this Agreement, (iii) the Master Servicer’s accountant’s report described in Section 4.15, if applicable, in each case to the extent timely delivered, if applicable, to the Master Servicer, and (iv) the Master Servicer Certification. The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each Form 8-K and Form 10-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor and the Trustee each agree to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to the Depositor.

The Securities Administrator shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator’s obligations under this Section 4.16 or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith. Fees and expenses incurred by the Securities Administrator in connection with this Section 4.16 shall not be reimbursable from the Trust Fund.

Section 4.17	[Reserved].

Section 4.18     Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

The Master Servicer shall deposit in the Distribution Account not later than each Distribution Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicer under this Agreement with respect to Prepayment Interest Shortfalls on the Mortgage Loans for the related Distribution Date, and not so paid by the Servicer and (ii) the Master Servicing Compensation for such Distribution Date without reimbursement therefor.

ARTICLE V

ADVANCES AND DISTRIBUTIONS

Section 5.01	Advances; Advance Facility.

(a)        The Servicer shall make an Advance with respect to any Mortgage Loan and deposit such Advance in the Distribution Account no later than noon Eastern time on the Remittance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Servicer shall deliver (i) to the Securities Administrator for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Master Servicer an Officer’s Certificate setting forth the basis for such determination.

In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Custodial Account that any Amounts Held for Future Distribution has been used by the Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Custodial Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Servicer by deposit in the Distribution Account, no later than the close of business on any future Remittance Date on which the funds on deposit in the Custodial Account shall be less than the amount required to be remitted to the Securities Administrator on such Remittance Date; provided, however that if the rating of the Servicer (including any Successor Servicer) is less than “BBB”, the Servicer shall be required to replace such funds by deposit to the Distribution Account, no later than the close of business on the Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate.

The Servicer shall be entitled to be reimbursed from the Custodial Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.27. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 5.01.

Subject to and in accordance with the provisions of Article VIII hereof, in the event that the Servicer fails to make such Advance, then the Master Servicer, as a Successor Servicer, shall be obligated to make such Advance only to the extent such Advance, if made, would not constitute a Nonrecoverable Advance, subject to the provisions of Sections 5.01 and 8.02.

(b)        (i) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”), the documentation for which complies with Section 5.01(b)(v) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an “SPV”), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a “Lender”), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an “Advance Financing Person”), and/or (2) an Advance Financing Person agrees to fund all the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, the Securities Administrator, the Master Servicer, the Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trustee, the Securities Administrator, the Master Servicer or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) the Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

(ii)         If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Master Servicer and the Securities Administrator at the address set forth in Section 11.05 hereof no later than the Remittance Date immediately following the effective date of such Advance Facility a written notice (an “Advance Facility Notice”), stating (a) the identity of the Advance Financing Person and (b) the identity of the Person (the “Servicer’s Assignee”) that will, subject to Section 5.01(b)(iii) hereof, have the right to make withdrawals from the Custodial Account pursuant to Section 3.27 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances (“Advance Reimbursement Amounts”). Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section 3.27 hereof, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.27 hereof to the extent permitted under Section 5.01(b)(v) below.

(iii)        Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person and the Servicer’s Assignee, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with Section 3.27 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Master Servicer and the Securities Administrator in the manner set forth in Section 11.05 hereof. Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer’s Assignee shall immediately have the right to receive from the related Custodial Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer’s Assignee shall only be entitled to reimbursement of Advance

Reimbursement Amounts hereunder from withdrawals from the Custodial Account pursuant to Section 3.27 of this Agreement and shall not otherwise be entitled to make withdrawals or receive amounts that shall be deposited in the Distribution Account pursuant to Section 3.31 hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the Servicer or the Servicer’s Assignee, as applicable, shall be entitled pursuant to Section 3.27 hereof. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 11.05 hereof. None of the Depositor, Master Servicer, the Securities Administrator or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor, Master Servicer, the Securities Administrator or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer’s Assignee. The Servicer shall indemnify the Master Servicer, the Securities Administrator, Depositor, the Trustee, any successor Servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advancing Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of gross negligence, recklessness or willful misconduct on the part of the Master Servicer, the Securities Administrator, Depositor, the Trustee or any successor Servicer, as the case may be. The Servicer shall maintain and provide to any successor Servicer and, upon request, the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the Servicer, and the successor Servicer shall not be liable for any errors in such information.

(iv)        An Advance Financing Person who receives an assignment or pledge of rights to receive Advance Reimbursement Amounts and/or whose obligations are limited to the funding of Advances and/or Servicing Advances pursuant to an Advance Facility shall not be required to meet the criteria for qualification as the Servicer.

(v)        As between the Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a “first-in, first out” basis. In the event the Servicer’s Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than the Servicer or its related Advance Financing Person in error, then the Servicer’s Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance

Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or the Servicer’s Assignee.

(vi)        For purposes of any Officer’s Certificate of the Servicer delivered pursuant to Section 5.01(a), any Nonrecoverable Advance referred to therein may have been made by the Servicer. In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by the Servicer.

(vii)       Any amendment to this Section 5.01(b) or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 5.01(b), including amendments to add provisions relating to a successor Servicer, may be entered into by the Master Servicer, the Securities Administrator, the Trustee, the Depositor and the Servicer without the consent of any Certificateholder, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys’ fees) of each party hereto of any such amendment shall be borne solely by the Servicer. The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and none of the Master Servicer, the Securities Administrator, the Trustee or the Trust are, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advance Financing Person; (b) the Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) none of the Master Servicer, the Securities Administrator or the Trustee shall have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advance Financing Person.

Section 5.02	Compensating Interest Payments.

In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any Mortgage Loan, the Servicer shall, to the extent of the Servicing Fee for such Distribution Date, deposit into the Custodial Account, as a reduction of and to the extent of, the Servicing Fee for such Distribution Date, no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Seller, the Trust Fund, the Master Servicer or the Certificateholders.

Section 5.03	REMIC Distributions.

On each Distribution Date the Securities Administrator, shall be deemed to allocate distributions to the REMIC I Regular Interests in accordance with Section 5.07 hereof.

Section 5.04	Distributions.

(a)        On each Distribution Date, the Securities Administrator will withdraw funds on deposit in the Distribution Account and make distributions to the Certificateholders in accordance with the Remittance Report for such Distribution Date, in the following order of priority:

(i)         On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be paid in the following order of priority:

(1)        from the Interest Remittance Amount for Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such Class and such Distribution Date, applied in accordance with the last paragraph of this Section 5.04;

(2)        first, from the Interest Remittance Amount for Loan Group V, then from the Interest Remittance Amount for Loan Group IV, then from the Interest Remittance Amount for Loan Group III, then from the Interest Remittance Amount for Loan Group II and then from the Interest Remittance Amount for Loan Group I, to the Class M-1 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(3)        first, from the Interest Remittance Amount for Loan Group V, then from the Interest Remittance Amount for Loan Group IV, then from the Interest Remittance Amount for Loan Group III, then from the Interest Remittance Amount for Loan Group II and then from the Interest Remittance Amount for Loan Group I, to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(4)        first, from the Interest Remittance Amount for Loan Group V, then from the Interest Remittance Amount for Loan Group IV, then from the Interest Remittance Amount for Loan Group III, then from the Interest Remittance Amount for Loan Group II and then from the Interest Remittance Amount for Loan Group I, to the Class M-3 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(5)        first, from the Interest Remittance Amount for Loan Group V, then from the Interest Remittance Amount for Loan Group IV, then from the Interest Remittance Amount for Loan Group III, then from the Interest Remittance Amount for Loan Group II and then from the Interest Remittance Amount for Loan Group I, to the Class M-4 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date;

(6)        first, from the Interest Remittance Amount for Loan Group V, then from the Interest Remittance Amount for Loan Group IV, then from the Interest Remittance Amount for Loan Group III, then from the Interest Remittance Amount for Loan Group II and then from the Interest Remittance Amount for

Loan Group I, to the Class M-5 Certificates, Current Interest and any Carryforward Interest for such Class and Distribution Date; and

The Interest Remittance Amount for Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V distributed pursuant to Section 5.04(i)(1) above will be applied to the Senior Certificates as follows: (a) the Interest Remittance Amount for Loan Group I will be distributed in the following order of priority: (x) first, to the Class I-A Certificates, Current Interest and any Carryforward Interest for such Class for such Distribution Date; and then (y) concurrently, to the Class II-A, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, Current Interest and any Carryforward Interest for each such Class for such Distribution Date, on a pro rata basis based on the entitlement of each such Class, after taking into account the distribution of the Interest Remittance Amount for Loan Group II, the Interest Remittance Amount for Loan Group III, the Interest Remittance Amount for Loan Group IV and the Interest Remittance Amount for Loan Group V on such Distribution Date; (b) the Interest Remittance Amount for Loan Group II will be distributed in the following order of priority: (x) first, to the Class II-A Certificates, Current Interest and any Carryforward Interest for such Class for such Distribution Date; and then (y) concurrently, to the Class I-A, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, Current Interest and any Carryforward Interest for each such Class for such Distribution Date, on a pro rata basis based on the entitlement of each such Class, after taking into account the distribution of the Interest Remittance Amount for Loan Group I, the Interest Remittance Amount for Loan Group III, the Interest Remittance Amount for Loan Group IV and the Interest Remittance Amount for Loan Group V on such Distribution Date; (c) the Interest Remittance Amount for Loan Group III will be distributed in the following order of priority: (x) first, concurrently to the Class III-A-1 Certificates and Class III-A-2 Certificates, Current Interest and any Carryforward Interest for each such Class for such Distribution Date, on a pro rata basis, based on the entitlement of each such Class; and then (y) concurrently, to the Class I-A, Class II-A, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, Current Interest and any Carryforward Interest for each such Class for such Distribution Date, on a pro rata basis based on the entitlement of each such Class, after taking into account the distribution of the Interest Remittance Amount for Loan Group I, the Interest Remittance Amount for Loan Group II, the Interest Remittance Amount for Loan Group IV and the Interest Remittance Amount for Loan Group V; (d) the Interest Remittance Amount for Loan Group IV will be distributed in the following order of priority: (x) first, concurrently to the Class IV-A-1 Certificates and the Class IV-A-2 Certificates, Current Interest and any Carryforward Interest for each such Class for such Distribution Date, on a pro rata basis, based on the entitlement of each such Class; then (y) concurrently, to the Class I-A, Class II-A, Class III-A-1, Class III-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, Current Interest and any Carryforward Interest for each such Class for such Distribution Date, on a pro rata basis based on the entitlement of each such Class, after taking into account the distribution of the Interest Remittance Amount for Loan Group I, the Interest Remittance Amount for Loan Group II, the Interest Remittance Amount for Loan Group III and the Interest Remittance Amount for Loan Group V on such Distribution Date; (e) the Interest Remittance Amount for Loan Group V will be distributed in the following order of priority: (x) first, concurrently to the Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, Current Interest and any Carryforward Interest for each such Class for such Distribution Date, on a pro rata basis, based on the entitlement of each such Class; then (y)

concurrently, to the Class I-A, Class II-A, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Certificates, Current Interest and any Carryforward Interest for each such Class for such Distribution Date, on a pro rata basis based on the entitlement of each such Class, after taking into account the distribution of the Interest Remittance Amount for Loan Group I, the Interest Remittance Amount for Loan Group II, the Interest Remittance Amount for Loan Group III and the Interest Remittance Amount for Loan Group IV on such Distribution Date.

(ii)         The Principal Payment Amount will be paid on each Distribution Date as follows:

I.          On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

(i)	(a) from the Principal Payment Amount derived from the Group I Mortgage Loans, to the Class I-A Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

(b) from the Principal Payment Amount derived from the Group II Mortgage Loans, to the Class II-A Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

(c) from the Principal Payment Amount derived from the Group III Mortgage Loans, concurrently, to the Class III-A-1 Certificates and the Class III-A-2 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class has been reduced to zero;

(d) from the Principal Payment Amount derived from the Group IV Mortgage Loans, concurrently, to the Class IV-A-1 Certificates and the Class IV-A-2 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class has been reduced to zero;

(e) from the Principal Payment Amount derived from the Group V Mortgage Loans, concurrently, to the Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that the pro rata allocation to the Class V-A-1 Certificates and Class V-A-2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-1 Certificates and Class V-A-2 Certificates, but shall be distributed sequentially to the Class V-A-1 Certificates and Class V-A-2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(ii)

(a) from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after the Certificate Principal Balance of the Class I-A Certificates has been reduced to zero, concurrently, to the Class II-A, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances remaining after payments pursuant to clause I(i) above, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that the pro rata allocation to the Class V-A-1 Certificates and Class V-A-2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-1 Certificates and Class V-A-2 Certificates, but shall be distributed sequentially to the Class V-A-1 Certificates and Class V-A-2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(b) from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after the Certificate Principal Balance of the Class II-A Certificates has been reduced to zero, concurrently, to the Class I-A, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances remaining after payments pursuant to clause I(i) above, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that the pro rata allocation to the Class V-A-1 Certificates and Class V-A-2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-1 Certificates and Class V-A-2 Certificates, but shall be distributed sequentially to the Class V-A-1 Certificates and Class V-A-2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(c) from the Principal Payment Amount derived from the Group III Mortgage Loans remaining after the Certificate Principal Balances of the Class III-A-1 Certificates and the Class III-A-2 Certificates have been reduced to zero, concurrently, to the Class I-A, Class II-A, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances remaining after payments pursuant to clause I(i) above, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that the pro rata allocation to the Class V-A-1 Certificates and Class V-A-2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-1 Certificates and Class V-A-2 Certificates, but shall be distributed sequentially to the Class V-A-1 Certificates and Class V-A-2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(d) from the Principal Payment Amount derived from the Group IV Mortgage Loans remaining after the Certificate Principal Balances of the Class IV-A-1 Certificates and the Class IV-A-2 Certificates have been reduced to zero, concurrently, to the Class I-A, Class II-A, Class III-A-1, Class III-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances remaining after payments pursuant to clause I(i) above, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that the pro rata allocation to the Class V-A-1 Certificates and Class V-A-2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-1 Certificates and Class V-A-2 Certificates, but shall be distributed sequentially to the Class V-A-1 Certificates and Class V-A-2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(e) from the Principal Payment Amount derived from the Group V Mortgage Loans remaining after the Certificate Principal Balances of the Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates have been reduced to zero, concurrently, to the Class I-A, Class II-A, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances remaining after payments pursuant to clause I(i) above, until the Certificate Principal Balance of each such Class has been reduced to zero;

(iii)	to the Class M-1 Certificates, until its Certificate Principal Balance is reduced to zero;

(iv)	to the Class M-2 Certificates, until its Certificate Principal Balance is reduced to zero;

(v)	to the Class M-3 Certificates, until its Certificate Principal Balance is reduced to zero;

(vi)	to the Class M-4 Certificates, until its Certificate Principal Balance is reduced to zero;

(vii)	to the Class M-5 Certificates, until its Certificate Principal Balance is reduced to zero; and

(viii)

for application as part of Monthly Excess Cashflow for such Distribution Date pursuant to subclause (iii) below, any such Principal Payment Amount remaining after application pursuant to clauses I(i) through (vii) above..

II.         On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

(i)	(a) from the Group I Allocation Amount, to the Class I-A Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

(b) from the Group II Allocation Amount, to the Class II-A Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

(c)          from the Group III Allocation Amount, concurrently, to the Class III-A-1 Certificates and the Class III-A-2 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class has been reduced to zero;

(d) from the Group IV Allocation Amount, concurrently, to the Class IV-A-1 Certificates and the Class IV-A-2 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class has been reduced to zero;

(e) from the Group V Allocation Amount, concurrently, to the Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that the pro rata allocation to the Class V-A-1 Certificates and Class V-A-2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-1 Certificates and Class V-A-2 Certificates, but shall be distributed sequentially to the Class V-A-1 Certificates and Class V-A-2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(ii)

(a)  from the Group I Allocation Amount remaining after the Certificate Principal Balance of the Class I-A Certificates has been reduced to zero, concurrently, to the Class II-A, Class III-A-1, Class III-A-2, IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances remaining after payments pursuant to clause II(i) above, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that the pro rata allocation to the Class V-A-1 Certificates and Class V-A-2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-1 Certificates and Class V-A-2 Certificates, but shall be distributed sequentially to the Class V-A-1 Certificates and Class V-A-2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(b) from the Group II Allocation Amount remaining after the Certificate Principal Balance of the Class II-A Certificates has been reduced to zero, concurrently, to the Class I-A, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances remaining after payments pursuant to clause II(i) above, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that the pro rata allocation to the Class V-A-1 Certificates and Class V-A-2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-1 Certificates and Class V-A-2 Certificates, but shall be distributed sequentially to the Class V-A-1 Certificates and Class V-A-2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(c) from the Group III Allocation Amount remaining after the Certificate Principal Balances of the Class III-A-1 Certificates and the Class III-A-2 Certificates have been reduced to zero, concurrently, to the Class I-A, Class II-A, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances remaining after payments pursuant to clause II(i) above, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that the pro rata allocation to the Class V-A-1 Certificates and Class V-A-2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-1 Certificates and Class V-A-2 Certificates, but shall be distributed sequentially to the Class V-A-1 Certificates and Class V-A-2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(d) from the Group IV Allocation Amount remaining after the Certificate Principal Balances of the Class IV-A-1 Certificates and the Class IV-A-2 Certificates have been reduced to zero, concurrently, to the Class I-A, Class II-A, Class III-A-1, Class III-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances remaining after payments pursuant to clause II(i) above, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that the pro rata allocation to the Class V-A-1 Certificates and Class V-A-2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-1 Certificates and Class V-A-2 Certificates, but shall be distributed sequentially to the Class V-A-1 Certificates and Class V-A-2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(e) from the Group V Allocation Amount remaining after the Certificate Principal Balances of the Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates have been reduced to zero, concurrently, to the Class I-A, Class II-A, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances remaining after payments pursuant to clause II(i) above, until the Certificate Principal Balance of each such Class has been reduced to zero;

(iii)	to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(iv)	to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(v)	to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(vi)	to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero;

(vii)	to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance is reduced to zero; and

(viii)

for application as part of Monthly Excess Cashflow for such Distribution Date pursuant to clause (iii) below, any such Principal Payment Amount remaining after application pursuant to clauses II(i) through (vii) above.

(iii)        On each Distribution Date, the Monthly Excess Cashflow will be distributed in the following order of priority:

(1)(A)   until the aggregate Certificate Principal Balance of the Publicly Offered Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Publicly Offered Certificates, in the following order of priority:

(a)

(i) the Group I Excess Interest Amount in the following order of priority: (x) first, to the Class I-A Certificates, until the Certificate Principal Balance of such Class has been reduced to zero; and then (y) concurrently, to the Class II-A, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, on a pro rata basis based on their respective Certificate Principal Balances after taking into account the distribution of the Group II Excess Interest Amount, the Group III Excess Interest Amount, the Group IV Excess Interest Amount and the Group V Excess Interest Amount, as applicable, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that the pro rata allocation to the Class V-A-1 Certificates and Class V-A-2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-1 Certificates and Class V-A-2 Certificates, but shall be distributed sequentially to the Class V-A-1 Certificates and Class V-A-2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(ii) the Group II Excess Interest Amount in the following order of priority: (x) first, to the Class II-A Certificates, until the Certificate Principal Balance of such Class has been reduced to zero; and then (y) concurrently, to the Class I-A, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, on a pro rata basis based on their respective Certificate Principal Balances after taking into account the distribution of the Group I Excess Interest Amount, the Group III Excess Interest Amount, the Group IV Excess Interest Amount and the Group V Excess Interest Amount, as applicable, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that the pro rata allocation to the Class V-A-1 Certificates and Class V-A-2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-1 Certificates and Class V-A-2 Certificates, but shall be distributed sequentially to the Class V-A-1 Certificates and Class V-A-2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(iii) the Group III Excess Interest Amount in the following order of priority: (x) first, concurrently, to the Class III-A-1 Certificates and Class III-A-2 Certificates, on a pro rata basis based on their respective Certificate Principal Balances until the Certificate Principal Balance of each such Class has been reduced to zero; and then (y) concurrently, to the Class I-A, Class II-A, Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, on a pro rata basis based on their respective Certificate Principal Balances after taking into account the distribution of the Group I Excess Interest Amount, the Group II Excess Interest Amount, the Group IV Excess Interest Amount and the Group V Excess Interest Amount, as applicable, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that the pro rata allocation to the Class V-A-1 Certificates and Class V-A-2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-1 Certificates and Class V-A-2 Certificates, but shall be distributed sequentially to the Class V-A-1 Certificates and Class V-A-2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(iv) the Group IV Excess Interest Amount in the following order of priority: (x) first, concurrently, to the Class IV-A-1 Certificates and Class IV-A-2 Certificates, on a pro rata basis based on their respective Certificate Principal Balances until the Certificate Principal Balance of each such Class has been reduced to zero; and then (y) concurrently, to the Class I-A, Class II-A, Class III-A-1, Class III-A-2, Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, on a pro rata basis based on their respective Certificate Principal Balances after taking into account the distribution of the Group I Excess Interest Amount, the Group II Excess Interest Amount, the Group III Excess Interest Amount and the Group V Excess Interest Amount, as applicable, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that the pro rata allocation to the Class V-A-1 Certificates and Class V-A-2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-1 Certificates and Class V-A-2 Certificates, but shall be distributed sequentially to the Class V-A-1 Certificates and Class V-A-2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

(v) the Group V Excess Interest Amount in the following order of priority: (x) first, concurrently, to the Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, on a pro rata basis based on their respective Certificate Principal Balances until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that the pro rata allocation to the Class V-A-1 Certificates and Class V-A-2 Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class V-A-1 Certificates and Class V-A-2 Certificates, but shall be distributed sequentially to the Class V-A-1 Certificates and Class V-A-2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero; and then (y) concurrently, to the Class I-A, Class II-A, Class III-A-1, Class III-A-2, IV-A-1 and Class IV-A-2 Certificates, on a pro rata basis based on their respective Certificate Principal Balances after taking into account the distribution of the Group I Excess Interest Amount, the Group II Excess Interest Amount, the Group III Excess Interest Amount and the Group IV Excess Interest Amount, as applicable, until the Certificate Principal Balance of each such Class has been reduced to zero;

(b)	to the Class M-1 Certificates, until its Certificate Principal Balance is reduced to zero;

(c)	to the Class M-2 Certificates, until its Certificate Principal Balance is reduced to zero;

(d)	to the Class M-3 Certificates, until its Certificate Principal Balance is reduced to zero;

(e)	to the Class M-4 Certificates, until its Certificate Principal Balance is reduced to zero; and

(f)	to the Class M-5 Certificates, until its Certificate Principal Balance is reduced to zero;

(B)        on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth in Section 5.04(ii)II after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(2)        concurrently, to the Class III-A-2, Class IV-A-2 and the Class V-A-4 Certificates, any Deferred Amount for each such Class, on a pro rata basis, based on the amount due with respect to each such Class;

(3)	to the Class M-1 Certificates, any Deferred Amount for such Class;
(4)	to the Class M-2 Certificates, any Deferred Amount for such Class;
(5)	to the Class M-3 Certificates, any Deferred Amount for such Class;

(6)	to the Class M-4 Certificates, any Deferred Amount for such Class;
(7)	to the Class M-5 Certificates, any Deferred Amount for such Class;

(8)        to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class V-A-1, Class V-A-2, Class V-A-3 and Class V-A-4 Certificates, concurrently, any Basis Risk Shortfall for each such Class, on a pro rata basis based on the entitlement of each such Class; provided, however that any payments in respect of Basis Risk Shortfalls payable to the Class V-A-1, Class V-A-2 or Class V-A-3 Certificates pursuant to this clause shall be determined after taking into account payments made from the Cap Provider under the related Cap Contract;

(9)        to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-1 Certificates, any Basis Risk Shortfall for such Class;

(10)      to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-2 Certificates, any Basis Risk Shortfall for such Class;

(11)      to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-3 Certificates, any Basis Risk Shortfall for such Class;

(12)      to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-4 Certificates, any Basis Risk Shortfall for such Class;

(13)      to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-5 Certificates, any Basis Risk Shortfall for such Class;

(14)	to the Class X Certificates, the Class X Distribution Amount; and

(15)      to the Class R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class R Certificates under this clause (15).

Distributions pursuant to clauses (8) through (13) above on any Distribution Date will be made after giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund on such date to pay Basis Risk Shortfalls. On each Distribution Date, the Securities Administrator, after making the required distributions of interest and principal to the Certificates as described in clauses (i) and (ii) above and after the distribution of the Monthly Excess Cashflow as described in clause (iii) above, will withdraw from the Basis Risk Shortfall Reserve Fund the amounts on deposit therein and distribute such amounts to the Publicly Offered Certificates (other than the Group I, Group II, Group III and Group IV Certificates) in respect of any Basis Risk Shortfalls in the following manner and order of priority: first, concurrently to the Senior Certificates (other than the Group I, Group II, Group III and Group IV Certificates) on a pro rata basis, based on the entitlement of each such Class, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date; second, to the Class M-1 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class; third, to the Class M-2 Certificates, the amount of any Basis Risk Shortfall allocated to such Class for such Distribution Date for such Class; fourth, to the Class M-3 Certificates, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date for such Class; fifth, to the Class M-4 Certificates, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date, and sixth, to the Class M-5 Certificates, the amount of any Basis Risk Shortfalls allocated to such Class for such Distribution Date.

(iv)        Subject to Section 10.02 hereof respecting the final distribution on a Class of Publicly Offered Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Holder of a Publicly Offered Certificate of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating ten percent (10%) or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Publicly Offered Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

Section 5.05	Allocation of Realized Losses.

(a)        On or prior to each Determination Date, the Securities Administrator shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month, based solely on the reports delivered by the Servicer pursuant to this Agreement.

(b)        The interest portion of Realized Losses on the Mortgage Loans shall be allocated to the Certificates as described in Section 1.02 hereof.

(c)        The principal portion of all Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date as follows: first, in reduction of the Monthly Excess Cashflow; second, to the Class X Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, with respect to Realized Losses on the Group III Mortgage Loans only, to the Class III-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, with respect to Realized Losses on the Group IV Mortgage Loans only, to the Class IV-A-

2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and tenth, with respect to Realized Losses on the Group V Mortgage Loans only, to the Class V-A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All such Realized Losses to be allocated to the Certificate Principal Balances of the Class III-A-2, Class IV-A-2 and Class V-A-4 Certificates and all Classes of Subordinate Certificates on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class III-A-2, Class IV-A-2 and Class V-A-4 Certificates or any Class of Subordinate Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

Any allocation of the principal portion of Realized Losses to a Class III-A-2, Class IV-A-2, Class V-A-4 or a Subordinate Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class X Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 5.04(iii)(14). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class I-A, Class II-A, Class III-A-1, Class IV-A-1, Class V-A-1, Class V-A-2, Class V-A-3 or Class P Certificates.

All such Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(d)        Notwithstanding anything to the contrary contained herein, if on any Distribution Date the Securities Administrator discovers, based solely on the reports delivered by the Servicer under this Agreement that any Subsequent Recoveries have been collected by the Servicer with respect to the Mortgage Loans, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of (i) the Class III-A-2 Certificates with respect to Subsequent Recoveries relating to the Group III Mortgage Loans, (ii) the Class IV-A-2 Certificates with respect to Subsequent Recoveries relating to the Group IV Mortgage Loans, (iii) the Class V-A-4 Certificates with respect to Subsequent Recoveries relating to the Group V Mortgage Loans and (iv) the Class of Subordinate Certificates with the highest payment priority to which Realized Losses on the Mortgage Loans have been allocated, but not by more than the amount of Realized Losses previously allocated to the Class III-A-2, Class IV-A-2, Class V-A-4 Certificates or that Class of Subordinate Certificates pursuant to this Section 5.05. After the Certificate Principal Balances of the Class III-A-2, Class IV-A-2 and Class V-A-4 Certificates have been increased up to the amount of Realized Losses allocated thereto pursuant to this Section 5.05 to the extent that such Applied Loss Amounts have not been paid to such certificates as a Deferred Amount, any additional Subsequent Recoveries with respect to the Mortgage Loans will be applied to increase the Certificate Principal Balance of the Subordinate Certificates, beginning with the Class of Subordinate Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class of Certificates pursuant to this Section 5.05 but only to the extent that any such Applied Loss Amount has not been paid to any Class of Certificates as a Deferred Amount. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Class III-

A-2, Class IV-A-2, Class V-A-4 or each Subordinate Certificate of such Class in accordance with its respective Percentage Interest.

(e)        The REMIC I Marker Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC I Regular Interest LTI-AA and REMIC I Regular Interest LTI-ZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC I Regular Interest LTI-AA, REMIC I Regular Interest LTI-M5 and REMIC I Regular Interest LTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest LTI-M5 has been reduced to zero; third, to the Uncertificated Principal Balances of the REMIC I Regular Interest LTI-AA and REMIC I Regular Interest LTI-ZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98% and 2%, respectively; fourth, to the Uncertificated Principal Balances of REMIC I Regular Interest LTI-AA, REMIC I Regular Interest LTI-M4 and REMIC I Regular Interest LTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest LTI-M4 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC I Regular Interest LTI-AA, REMIC I Regular Interest LTI-M3 and REMIC I Regular Interest LTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest LTI-M3 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC I Regular Interest LTI-AA, REMIC I Regular Interest LTI-M2 and REMIC I Regular Interest LTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest LTI-M2 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC I Regular Interest LTI-AA, REMIC I Regular Interest LTI-M1 and REMIC I Regular Interest LTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest LTI-M1 has been reduced to zero; eighth, with respect to Realized Losses on the Group III Mortgage Loans only, to the Uncertificated Principal Balances of REMIC I Regular Interest LTI-AA, REMIC I Regular Interest LTI-IIIA2 and REMIC I Regular Interest LTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest LTI-IIIA2 has been reduced to zero; ninth, with respect to Realized Losses on the Group IV Mortgage Loans only, to the Uncertificated Principal Balances of REMIC I Regular Interest LTI-AA, REMIC I Regular Interest LTI-IVA2 and REMIC I Regular Interest LTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest LTI-IVA2 has been reduced to zero; and tenth, with respect to Realized Losses on the Group V Mortgage Loans only, to the Uncertificated Principal Balances of REMIC I Regular Interest LTI-AA, REMIC I Regular Interest LTI-VA4 and REMIC I Regular Interest LTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC I Regular Interest LTI-VA4 has been reduced to zero.

The REMIC I Sub WAC Allocation Percentage of all Realized Losses on the Mortgage Loans shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation “GRP” equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation “SUB,” so that the Uncertificated Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage

Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Senior Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC I Regular Interest LTI-XX.

Section 5.06	Monthly Statements to Certificateholders.

(a)        Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of Certificates, the Depositor and the Credit Risk Manager via its website a statement setting forth the following information for the Certificates:

(i)         the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Monthly Excess Interest with respect to the Certificates (if any) and (D) the amount of Prepayment Charges distributed to the Class P Certificates;

(ii)         the amount of such distribution to Holders of each Class allocable to interest;

(iii)        the Certificate Principal Balance of each Class of Certificates, if applicable, after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Realized Losses for such Distribution Date;

(iv)        the aggregate of the Stated Principal Balances of all of the Mortgage Loans in each Loan Group and the aggregate Stated Principal Balance of the Mortgage Loans, in each case for the following Distribution Date;

(v)        the amount of the Servicing Fees paid to or retained by the Servicer for the related Due Period;

(vi)        the Pass-Through Rate for each Class of Certificates with respect to the current Accrual Period;

(vii)       the cumulative amount of Realized Losses to date and, in addition, if the Certificate Principal Balance of any Class of Certificates has been reduced to zero, the cumulative amount of any Realized Losses that have not been allocated to any Class of Certificates;

(viii)      the number and aggregate principal amounts of Mortgage Loans in each Loan Group and the Mortgage Loans in the aggregate, (A) Delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (C) in bankruptcy and delinquent (1) 31 to 60 days, (2) 61 to

90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

(ix)        with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and the Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

(x)        the total number and principal balance of any real estate owned or REO Properties in each Loan Group and the Mortgage Loans in the aggregate as of the close of business on the Determination Date preceding such Distribution Date;

(xi)        the three month rolling average of the percent equivalent of a fraction, the numerator of which is the Aggregate Loan Group Balance of the Mortgage Loans in a Loan Group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the Aggregate Loan Group Balance of all of the Mortgage Loans in such Loan Group as of the last day of such Distribution Date;

(xii)       the Realized Losses during the related Prepayment Period and the cumulative Realized Losses through the end of the preceding month;

(xiii)	the amount of any Basis Risk Shortfalls;
(xiv)	amounts payable in respect of the Cap Contracts; and

(xv)       the amount of the Credit Risk Management Fees paid to the Credit Risk Manager and/or the Seller for such Distribution Date.

The Securities Administrator may make the foregoing monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com”. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The Securities Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing such statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(b)        The Securities Administrator’s responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Servicer and the Cap Provider. The Securities Administrator will make available a copy of each statement provided pursuant to this Section 5.06 to each Rating Agency.

(c)        Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished upon written request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 5.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)        Upon filing with the Internal Revenue Service, the Securities Administrator shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

(i)         The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

(ii)         The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

(iii)        The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

(iv)        The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

(v)        The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

(vi)	The amount and timing of any non-interest expenses of a REMIC; and

(vii)       Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on “prohibited transactions,” “contributions” or “net income from foreclosure property” or state or local income or franchise taxes.

The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.13.

Section 5.07	REMIC Designations and REMIC I Allocations.

(a)        The Trustee shall elect that each of REMIC I and REMIC II shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The REMIC I Regular Interests shall constitute the assets of REMIC II.

(b)        On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-I Interest, as the case may be:

(i)         first, to the Holders of REMIC I Regular Interest LTI-AA, REMIC I Regular Interest LTI-IA, REMIC I Regular Interest LTI-IIA, REMIC I Regular Interest LTI-IIIA1, REMIC I Regular Interest LTI-IIIA2, REMIC I Regular Interest LTI-IVA1, REMIC I Regular Interest LTI-IVA2, REMIC I Regular Interest LTI-VA1, REMIC I Regular Interest LTI-VA2, REMIC I Regular Interest LTI-VA3, REMIC I Regular Interest LTI-VA4, REMIC I Regular Interest LTI-M1, REMIC I Regular Interest LTI-M2, REMIC I Regular Interest LTI-M3, REMIC I Regular Interest LTI-M4, REMIC I Regular Interest LTI-M5 and REMIC I Regular Interest LTI-ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC I Regular Interest LTI-ZZ shall be reduced and deferred when the REMIC I Overcollateralization Amount is less than the REMIC I Targeted Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the REMIC I Regular Interest LTI-ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC I Regular Interest LTI-IA, REMIC I Regular Interest LTI-IIA, REMIC I Regular Interest LTI-IIIA1, REMIC I Regular Interest LTI-IIIA2, REMIC I Regular Interest LTI-IVA1, REMIC I Regular Interest LTI-IVA2, REMIC I Regular Interest LTI-VA1, REMIC I Regular Interest LTI-VA2, REMIC I Regular Interest LTI-VA3, REMIC I Regular Interest LTI-VA4, REMIC I Regular Interest LTI-M1, REMIC I Regular Interest LTI-M2, REMIC I Regular Interest LTI-M3, REMIC I Regular Interest LTI-M4 and REMIC I Regular Interest LTI-M5 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC I Regular Interest LTI-ZZ shall be increased by such amount;

(ii)         second, to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the REMIC I Marker Allocation Percentage of the Interest Remittance Amount and the Principal Payment Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A)       98.00% of such remainder (other than amounts payable under clause (C) below) to the Holders of REMIC I Regular Interest LTI-AA and REMIC I Regular Interest LTI-P, until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero, provided, however, that the

Uncertificated Principal Balance of REMIC I Regular Interest LTI-P shall not be reduced until the Distribution Date in July 2010 or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC I Regular Interest LTI-P, until $100 has been distributed pursuant to this clause;

(B)        2.00% of such remainder, first, to the Holders REMIC I Regular Interest LTI-IA, REMIC I Regular Interest LTI-IIA, REMIC I Regular Interest LTI-IIIA1, REMIC I Regular Interest LTI-IIIA2, REMIC I Regular Interest LTI-IVA1, REMIC I Regular Interest LTI-IVA2, REMIC I Regular Interest LTI-VA1, REMIC I Regular Interest LTI-VA2, REMIC I Regular Interest LTI-VA3, REMIC I Regular Interest LTI-VA4, REMIC I Regular Interest LTI-M1, REMIC I Regular Interest LTI-M2, REMIC I Regular Interest LTI-M3, REMIC I Regular Interest LTI-M4 and REMIC I Regular Interest LTI-M5, 1% in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC I Regular Interests are reduced to zero and second, to the Holders of REMIC I Regular Interest LTI-ZZ (other than amounts payable under the proviso below), until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero; and

(C)       any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-I Interest).

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC I Regular Interest LTI-AA and REMIC I Regular Interest LTI-P, in that order and (ii) REMIC I Regular Interest LTI-ZZ, respectively; provided that REMIC I Regular Interest LTI-P shall not be reduced until the Distribution Date in July 2010, at which point such amount shall be distributed to REMIC I Regular Interest LTI-P, until $100 has been distributed pursuant to this clause.

(iii)        third, to the Holders of REMIC I Regular Interest LTI-1SUB, REMIC I Regular Interest LTI-1GRP, REMIC I Regular Interest LTI-2SUB, REMIC I Regular Interest LTI-2GRP, REMIC I Regular Interest LTI-3SUB, REMIC I Regular Interest LTI-3GRP, REMIC I Regular Interest LTI-4SUB, REMIC I Regular Interest LTI-4GRP, REMIC I Regular Interest LTI-5SUB, REMIC I Regular Interest LTI-5GRP, and REMIC I Regular Interest LTI-XX, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(iv)        fourth, to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the REMIC I Sub WAC Allocation Percentage of the Interest Remittance Amount and the Principal Payment Amount for such Distribution Date after the distributions made pursuant to clause (iii) above, such that distributions of principal shall be deemed to be made to the REMIC I Regular Interests first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation “GRP” equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation “SUB,” so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Senior Certificates in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC I Regular Interest LTI-XX.

Section 5.08	Prepayment Charges.

On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and deposited in the Distribution Account will be withdrawn from the Distribution Account and distributed by the Securities Administrator in accordance with the Remittance Report to the Class P Certificates and shall not be available for distribution to the holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

Section 5.09	Class P Certificate Account.

The Securities Administrator shall establish and maintain with itself a separate, segregated trust account titled “HSBC Bank USA, National Association, for the benefit of Nomura Asset Acceptance Corporation, Alternative Loan Trust 2005-AR4 Class P Certificate Account”. On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class P Certificate Account $100.00. The amount on deposit in the Class P Certificate Account shall be held uninvested. On the July 2010 Distribution Date, the Securities Administrator shall withdraw the amount on deposit in the Class P Certificate Account and remit such amount to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof.

Section 5.10	Basis Risk Shortfall Reserve Fund.

(a)        The Securities Administrator shall establish a Basis Risk Shortfall Reserve Fund on behalf of the holders of the Publicly Offered Certificates (other than the Group I, Group II, Group III and Group IV Certificates). The Basic Risk Shortfall Reserve Fund must be an Eligible Account. The Basis Risk Shortfall Reserve Fund shall be entitled “Basis Risk Shortfall Reserve Fund, HSBC Bank USA, National Association, as Trustee for the benefit of holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2005-AR4, Class V-A-1, Class V-A-2, Class V-A-3, Class V-A-4, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5”. Any payments received by the Securities Administrator under the Cap Contracts shall be deposited into the Basis Risk Shortfall Reserve Fund for the benefit of the Class V-A-1, Class V-A-2 or Class V-A-3 Certificates, as applicable; provided that the amount of any Excess Cap Payments shall be held for the benefit of the Class X Certificates and payable as part of the Class X Distribution Amount for the related Distribution Date. On each Distribution Date as to which there is a Basis Risk Shortfall payable to any Class of Certificates, the Securities Administrator shall deposit the amounts pursuant to paragraphs 8, 9, 10, 11, 12 and 13 of Section 5.04(a)(iii) into the Basis Risk Shortfall Reserve Fund and the Securities Administrator has been directed by the Class X Certificateholder to distribute such amounts to the Holders of the Publicly Offered Certificates (other than the Group I, Group II, Group III and Group IV Certificates) in the amounts and priorities set forth in Section 5.04(a)(iii).

(b)        The Basis Risk Shortfall Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation §1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Securities Administrator on behalf of the Trust shall be the nominal owner of the Basis Risk Shortfall Reserve Fund. The Class X Certificateholders shall be the beneficial owners of the Basis Risk Shortfall Reserve Fund, subject to the power of the Trustee to transfer amounts under Section 5.04(a)(iii). Amounts in the Basis Risk Shortfall Reserve Fund shall be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereof or, at the written direction of the Majority Class X Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Majority Class X Certificateholder, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Basis Risk Shortfall Reserve Fund shall be taxable to the Majority Class X Certificateholder. Any losses on such investments shall be deposited in the Basis Risk Shortfall Reserve Fund by the Majority Class X Certificateholder out of its own funds immediately as realized. In the event that the Majority Class X Certificateholder shall fail to provide investment instructions to the Securities Administrator, the amounts on deposit in the Basis Risk Shortfall Reserve Fund shall be held uninvested.

(c)        For federal tax return and information reporting, the value of the right of the holders of the Class V-A-1, Class V-A-2 and Class V-A-3 Certificates to receive payments from the Basis Risk Shortfall Reserve Fund in respect of any Basis Risk Shortfall shall be $5,760.00, $2,100.00 and $1,500.00, respectively. The value of such right with respect to the Publicly Offered Certificates (other than the Class V-A-4 Certificates and the Group I, Group II, Group III and Group IV Certificates) shall be zero.

ARTICLE VI

THE CERTIFICATES

Section 6.01	The Certificates.

(a)        The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-6. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

Class	Minimum Denomination	Integral Multiple in Excess of Minimum	Original Certificate Principal Balance		Pass-Through Rate
I-A	$25,000	$1	$29,655,000.00		Class I—A Pass—Through Rate
II-A	$25,000	$1	$22,977,000.00		Class II—A Pass—Through Rate
III-A-1	$25,000	$1	$95,122,000.00		Class III—A-1 Pass—Through Rate
III-A-2	$25,000	$1	$5,007,000.00		Class III—A-2 Pass—Through Rate
IV-A-1	$25,000	$1	$91,528,000.00		Class IV—A-1 Pass—Through Rate
IV-A-2	$25,000	$1	$4,818,000.00		Class IV—A-2 Pass—Through Rate
V-A-1	$25,000	$1	$65,897,000.00		Class V—A-1 Pass—Through Rate
V-A-2	$25,000	$1	$7,879,000.00		Class V—A-2 Pass—Through Rate
V-A-3	$25,000	$1	$110,406,000.00		Class V—A-3 Pass—Through Rate
V-A-4	$25,000	$1	$20,465,000.00		Class V—A-4 Pass—Through Rate
M-1	$25,000	$1	$22,788,000.00		Class M-1 Pass—Through Rate
M-2	$25,000	$1	$7,011,000.00		Class M-2 Pass—Through Rate
M-3	$25,000	$1	$5,258,000.00		Class M-3 Pass—Through Rate
M-4	$25,000	$1	$3,255,000.00		Class M-4 Pass—Through Rate
M-5	$25,000	$1	$4,762,512.45		Class M-5 Pass—Through Rate
X	$1	$1	$500,835,194.00	*	Class X Pass—Through Rate
P	$1	$1	$100.00		N/A
R	N/A	N/A	N/A		N/A

* Initial notional amount.

Upon original issue, the Certificates shall be executed and authenticated by the Securities Administrator and delivered by the Trustee to and upon the written order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust by the Securities Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Securities Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

The Depositor shall provide, or cause to be provided, to the Securities Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

(b)        The Class X Certificates and Class P Certificates offered and sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act (“Rule 144A”) will be issued in the form of Definitive Certificates.

Section 6.02     Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)        The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09, a Certificate Register for the Certificates in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b)        No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder’s prospective transferee shall each certify to the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit E (the “Transferor Certificate”) and (x) deliver a letter in substantially the form of either Exhibit F (the “Investment Letter”) or Exhibit G (the “Rule 144A Letter”) or (y) there shall be delivered to the Securities

Administrator an Opinion of Counsel, at the expense of the transferor, that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Securities Administrator, the Trustee or the Trust Fund. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Depositor and the Seller against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

No Transfer of an ERISA Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Securities Administrator for the benefit of the Securities Administrator, the Depositor and the Servicer and on which they may rely to the effect that the purchase and holding of such ERISA Restricted Certificate is permissible under applicable law, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Securities Administrator, the Depositor or any Servicer to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Depositor or any Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code other than in compliance with the foregoing shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Securities Administrator an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. The Securities Administrator shall not be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

Each beneficial owner of a Class M-1, Class M-2 or Class M-3 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets”, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by S&P or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

(c)        (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A)       Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(B)        In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a “Transfer Affidavit and Agreement,” in the form attached hereto as Exhibit B-3) from the proposed Transferee, in form and substance satisfactory to the Securities Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 6.02(d) and agrees to be bound by them.

(C)       Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if an authorized officer of the Securities Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D)       Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (Y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit B-2) to the Securities Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

(E)        Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a “pass-through interest holder.”

(ii)         The Securities Administrator will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Securities Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii)        (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B)        If any purported Transferee shall become a holder of a Residual Certificate in violation of the restrictions in this Section 6.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Securities Administrator. Such purchaser may be the Securities Administrator itself or any Affiliate of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)        The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be charged or collected by the Securities Administrator.

(v)        The provisions of this Section 6.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Securities Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A)       written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B)        an Opinion of Counsel, in form and substance satisfactory to the Securities Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause any Trust REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

(d)        Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11, the Securities Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(e)        At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11. Whenever any

Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such holder’s respective Percentage Interest in the Class R-I Interest and the Class R-II Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.

(f)         No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(g)        The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Securities Administrator, the Depositor or the Seller.

(h)        All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Securities Administrator in accordance with its customary procedures.

Section 6.03	Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 6.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

Section 6.04	Persons Deemed Owners.

The Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator and any of their agents may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator nor any of their agents shall be affected by any notice to the contrary.

Section 6.05	Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 6.06	Book-Entry Certificates.

The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book- Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner’s interest in such Certificates, except as provided in Section 6.08. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

(a)	the provisions of this Section shall be in full force and effect;

(b)        the Depositor and the Securities Administrator may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

(c)        registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

(d)        the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

(e)        the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(f)         the Depositor, the Servicer, the Trustee, the Master Servicer and the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

(g)        to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

Section 6.07	Notices to Depository.

Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

Section 6.08	Definitive Certificates.

If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Securities Administrator that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Securities Administrator that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of either of the events described in clauses (a) or (b) above, Certificate Owners of such Book-Entry Certificates having not less than fifty one percent (51%) of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive

Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

Section 6.09	Maintenance of Office or Agency.

Certificates may be surrendered for registration of transfer or exchange at the applicable Corporate Trust Office of the Securities Administrator. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VII

THE DEPOSITOR, THE SERVICER AND THE MASTER SERVICER

Section 7.01	Liabilities of the Depositor, the Servicer and the Master Servicer.

Each of the Depositor, the Servicer and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 7.02     Merger or Consolidation of the Depositor, the Servicer or the Master Servicer.

(a)        Each of the Depositor and the Servicer will keep in full force and effect its rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement. The Master Servicer will keep in full force and effect its existence, rights and franchises as a national banking association, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)        The Depositor, the Servicer or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor, the Servicer or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Master Servicer shall be the successor of the Depositor, the Servicer or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that any successor servicer shall have represented that it meets the eligibility criteria set forth in Section 8.02.

Section 7.03	Indemnification of Depositor and the Servicer.

(a)        The Depositor agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Depositor’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Depositor’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation and the termination of this Agreement.

(b)        The Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to the Servicer’s gross negligence in the performance of its duties under this Agreement or failure to service the Mortgage Loans in material compliance with the terms of this Agreement and for a material breach of any representation, warranty or covenant of the Servicer contained herein. The Servicer shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Trustee and with counsel reasonably satisfactory to the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly appeal or pay, discharge and satisfy any judgment or decree which may be entered against it or any Indemnified Person in respect of such claim, but failure to so notify the Servicer shall not limit its obligations hereunder. The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Indemnified Persons unless such settlement includes an unconditional release of such Indemnified Persons from all liability that is the subject matter of such claim. The provisions of this Section 7.03(b) shall survive termination of this Agreement.

Section 7.04     Limitations on Liability of the Depositor, Securities Administrator, Master Servicer, Servicer and Others.

Subject to the obligation of the Depositor and the Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

(a)        Neither the Depositor, the Securities Administrator, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor, the Securities Administrator and the Master Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Securities Administrator, the Master Servicer or any such Person against any breach of warranties, representations or covenants made herein or against any specific liability imposed on any such Person pursuant hereto or against any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)        The Depositor, the Securities Administrator, the Master Servicer and any director, officer, employee or agent of the Depositor, the Securities Administrator and the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)        The Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Trustee, the Custodians and any director, officer, employee or agent of the Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Trustee or the Custodians shall be indemnified by the Trust Fund and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement, the Custodial Agreements or the Certificates (including any pending or threatened claim or legal action), other than (i) with respect to the Servicer, such loss, liability or expense related to the Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or, with respect to the each Custodian, to the related Custodian’s failure to perform its duties hereunder, (ii) with respect to the Servicer, any such loss, liability or expense incurred by reason of the Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or (iii) with respect to each Custodian, any such loss, liability or expense incurred by reason of the related Custodian’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder.

(d)        The Depositor the Securities Administrator or the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor, the Securities Administrator and the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Securities Administrator and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 3.32. Nothing in this Subsection 7.04(d) shall affect the Master Servicer’s obligation to take such actions as are necessary to ensure the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(e)        In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Trustee shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties.

(f)         The Trustee shall not be liable for any acts or omissions of the Servicer, the Depositor or the Custodians.

Section 7.05	The Servicer Not to Resign.

(a)        The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the determination that its duties hereunder are no longer permissible under applicable law or the performance of such duties are no longer possible in order to comply with applicable law and such incapacity or impossibility cannot be cured by the Servicer. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer. No appointment of a successor to the Servicer shall be effective hereunder unless (a) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (b) such successor shall have represented that it is meets the eligibility criteria set forth in Section 8.02 and (c) such successor has agreed in writing to assume the obligations of the Servicer hereunder. The Servicer shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Master Servicer. No such resignation shall become effective until a successor servicer or the

Master Servicer shall have assumed the Servicer’s responsibilities and obligations hereunder. The Servicer shall notify the Master Servicer and the Rating Agencies of its resignation.

(b)        Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, that as provided in Section 3.03, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement.

Section 7.06     Termination of the Servicer Without Cause; Appointment of Special Servicer.

(a)        The Seller may, at its option, terminate the servicing responsibilities of GMAC Mortgage Corporation as Servicer hereunder with respect to the Mortgage Loans without cause. No such termination shall become effective unless and until a successor to GMAC Mortgage Corporation shall have been appointed to service and administer the related Mortgage Loans pursuant to the terms and conditions of this Agreement. No appointment shall be effective unless (i) such successor to GMAC Mortgage Corporation meets the eligibility criteria contained in Section 8.02, (ii) the Master Servicer shall have consented to such appointment, (iii) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (iv) such successor has agreed to assume the obligations of GMAC Mortgage Corporation hereunder to the extent of the Mortgage Loans and (v) all amounts reimbursable to GMAC Mortgage Corporation pursuant to the terms of this Agreement shall have been paid to GMAC Mortgage Corporation by the successor appointed pursuant to the terms of this Section 7.06 or by the Seller including without limitation, all unreimbursed Advances and Servicing Advances made by GMAC Mortgage Corporation and all out-of-pocket expenses of GMAC Mortgage Corporation incurred in connection with the transfer of servicing to such successor. The Seller shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Trustee and the Master Servicer.

(b)        In addition, the Seller may, at its option, appoint a special servicer with respect to certain of the Mortgage Loans. The Seller and GMAC Mortgage Corporation shall negotiate in good faith with any proposed special servicer with respect to the duties and obligations of such special servicer with respect to any such Mortgage Loan. Any subservicing agreement shall contain terms and provisions not inconsistent with this Agreement and shall obligate the special servicer to service such Mortgage Loans in accordance with Accepted Servicing Practices. The fee payable to the special servicer for the performance of such duties and obligations will paid from the Servicing Fee collected by GMAC Mortgage Corporation with respect to each such Mortgage Loan and will be remitted to such special servicer by GMAC Mortgage Corporation.

Section 7.07	Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer meeting the criteria specified in Section 7.08 shall have assumed the Master Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Section 7.08	Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation and assuming the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning the master servicing shall deliver to the Trustee an officer’s certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Section 7.09	Rights of the Depositor in Respect of the Servicer and the Master Servicer.

Each of the Master Servicer and the Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer or the Servicer (and any such Sub-Servicer) in respect of the Servicer’s rights and obligations hereunder and access to officers of the Master Servicer or the Servicer (and those of any such Sub-Servicer) responsible for such obligations, and the Master Servicer shall have access to all such records maintained by the Servicer and any Sub-Servicers. Upon request, each of the Master Servicer and the Servicer shall furnish to the Depositor and the Trustee its (and any such Sub-Servicer’s) most recent financial statements and such other information relating to the Master Servicer’s or the Servicer’s capacity to perform its obligations under this Agreement as it possesses (and that any such Sub-Servicer possesses). To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer’s or the Servicer’s written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) to its legal counsel, auditors, taxing authorities or other governmental agencies and the Certificateholders, (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Depositor, the Servicer or the Master Servicer, (iv) disclosure as required pursuant to this Agreement or (v) disclosure of any and all information (A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Depositor, the Servicer or the Master Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. Nothing in this Section 7.09 shall limit the obligation of the Servicer to comply with any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 7.09 as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 7.09 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Servicer under this Agreement or exercise the rights of the Master Servicer or the Servicer under this Agreement; provided that neither the Master Servicer nor the Servicer shall be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Servicer and is not obligated to supervise the performance of the Master Servicer or the Servicer under this Agreement or otherwise.

ARTICLE VIII

DEFAULT; TERMINATION OF SERVICER AND MASTER SERVICER

Section 8.01	Events of Default.

(a)        In case one or more of the following events of default by the Servicer (each, a “Servicer Default”) shall occur and be continuing, that is to say:

(i)         any failure by the Servicer to remit to the Securities Administrator any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days; or

(ii)         failure on the part of the Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (other than those described in (viii) and (ix) below), the breach of which has a material adverse effect and which continue unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or to the Servicer and the Master Servicer by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(iii)        a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv)        the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v)        the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)        the Servicer attempts to assign its right to servicing compensation hereunder (other than any payment by the Servicer to the Seller of any portion of the Servicing Fee payable to the Servicer as provided in a separate side letter between the Seller and the Servicer) or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except, in each case as otherwise permitted herein; or

(vii)       the Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Servicer’s ability to perform its obligations hereunder;

(viii)      any failure by the Servicer to duly perform, within the required time period, its obligation to provide the annual statements and the accountant’s report described in Sections 3.13 and 3.14 hereof, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Master Servicer; or

(ix)        any failure by the Servicer to provide, within the required time period set forth in Section 4.03 hereof, any required reports or data pertaining to the Mortgage Loans, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Master Servicer;

then, and in each and every such case, so long as a Servicer Default shall not have been remedied, the Master Servicer, by notice in writing to the Servicer shall with respect to a payment default by the Servicer pursuant to Section 8.01(i) of this Agreement and, upon the occurrence and continuance of any other Servicer Default, may, and, at the written direction of Certificateholders evidencing not less than 25% of the Voting Rights shall, in addition to whatever rights the Trustee on behalf of the Certificateholders may have under Section 7.03 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same with respect to a default by the Servicer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Trustee’s possession all Mortgage Files relating to the related Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at such Servicer’s sole expense. The defaulting Servicer shall cooperate with the Master Servicer in effecting the termination of the Servicer’s responsibilities and rights hereunder including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the defaulting Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the related Mortgage Loans or any related REO Property (provided, however, that the defaulting Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances, Servicing Advances, accrued and unpaid Servicing Fees or otherwise, and shall continue to be entitled to the benefits of Section 7.04, notwithstanding any such termination, with respect to events occurring prior to such termination). The Master Servicer shall not have knowledge of a Servicer Default unless a Responsible Officer of the Master Servicer has actual knowledge or unless written notice of any Servicer Default is received by the Master Servicer at its address for notice and such notice references the Certificates, the Trust Fund or this Agreement.

(b)        In case one or more of the following events of default by the Master Servicer (each, a “Master Servicer Default”) shall occur and be continuing, that is to say:

(i)         any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.03, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least twenty-five percent (25%) of the Voting Rights; or

(ii)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days; or

(iii)        the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(iv)        the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

If a Master Servicer Default shall occur, then, and in each and every such case, so long as such Master Servicer Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under this Agreement, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and shall continue to be entitled to the benefits of Section 7.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 8.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Default is received by the Trustee and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Default of which it has knowledge as provided above.

To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor Master Servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of a Master Servicer Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Master Servicer to master service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

Section 8.02	Master Servicer to Act; Appointment of Successor.

On and after the time the Servicer receives a notice of termination pursuant to Section 8.01, the Master Servicer shall become the successor to such Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and applicable law including the obligation to make Advances pursuant to Article V hereof, except as otherwise provided herein; provided, however, that the Master Servicer’s obligation to make Advances in its capacity as Successor Servicer shall not be subject to such 90 day transition period and the Master Servicer will make any Advance required to be made by the terminated Servicer on the Distribution Date on which the terminated Servicer was required to make such Advance. Effective on the date of such notice of termination, as compensation therefor, the Master Servicer shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the terminated Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Master Servicer shall not be (i) liable for any acts or omissions of the terminated Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law or determines that such Advance, if made, would constitute a Nonrecoverable Advance, (iii) responsible for expenses of the terminated Servicer pursuant to Section 2.03 or (iv) obligated to deposit losses on any Permitted Investment directed by the terminated Servicer. Notwithstanding the foregoing, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article VI of this Agreement or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any Successor Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and (ii) be willing to act as successor servicer of the Mortgage Loans under this Agreement, and shall have executed and delivered to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the terminated Servicer (other than any liabilities of the terminated Servicer hereof incurred prior to termination of the Servicer under Section 8.01), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Master Servicer assumes the duties and responsibilities of the terminated Servicer in accordance with this Section 8.02, the Master Servicer shall not resign as servicer until a Successor Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the terminated Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the terminated Servicer hereunder. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other Successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the Master Servicer in connection with the termination of the Servicer, appointment of a Successor Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or the Successor Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Servicer as may be required herein shall be payable to the Master Servicer from the Distribution Account pursuant to Section 3.32. Any successor to the terminated Servicer as successor servicer under this Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the terminated Servicer is required to maintain pursuant to Section 3.05.

Section 8.03	Notification to Certificateholders.

(a)        Upon any termination of or appointment of a successor to the Servicer or the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)        Within 60 days after the occurrence of any Servicer Default or Master Servicer Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Servicer Default or Master Servicer Default hereunder known to the Trustee, unless such default shall have been cured or waived.

Section 8.04	Waiver of Servicer Defaults and Master Servicer Defaults.

The Trustee may waive only by written notice from Certificateholders evidencing 66-2/3 of the Voting Rights (unless such default materially and adversely affects all Certificateholders, in which case the written direction shall be from all of the Certificateholders) any default by the Servicer or Master Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default or Master Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE IX

CONCERNING THE TRUSTEE AND SECURITIES ADMINISTRATOR

Section 9.01	Duties of Trustee and Securities Administrator.

(a)        The Trustee, prior to the occurrence of a Master Servicer Default, and after the curing or waiver of all Master Servicer Defaults, which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If a Master Servicer Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

(b)        Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Trustee thereof and the Trustee will provide notice to the Certificateholders.

(c)        The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

(d)         No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)         Prior to the occurrence of a Master Servicer Default and after the curing or waiver of all such Master Servicer Defaults which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely and shall be fully protected in acting or refraining from acting, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

(ii)         Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)        Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement or in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or other power conferred upon the Trustee or the Securities Administrator under this Agreement;

(iv)        The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Master Servicer Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Master Servicer Default;

(v)        The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vi)        Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action and whether or not any such damages were foreseeable or contemplated; and

(vii)       None of the Seller, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the terminated Servicer hereunder.

(e)        All funds received by the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Securities Administrator.

Section 9.02	Certain Matters Affecting the Trustee and Securities Administrator.
(a) Except as otherwise provided in Section 9.01:

(i)         The Trustee and the Securities Administrator may conclusively rely and shall be fully protected in acting or refraining from acting in reliance on any resolution or certificate of the Seller, the Depositor or the Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)         The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

(iii)        Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(iv)        Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)        Prior to the occurrence of a Master Servicer Default hereunder and after the curing or waiver of all Master Servicer Defaults which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)        The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, nominees, custodians, agents or attorneys. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee’s agents or attorneys or paying agent appointed hereunder by the Trustee with due care;

(vii)       Should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its gross negligence or willful misconduct in the performance of any such act;

(viii)      The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder;

(ix)        The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement;

(x)        The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however that the Trustee shall promptly remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Trustee at is Corporate Trust Office, (ii) of which a Responsible Officer has actual knowledge or (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property; and

(xi)        The Trustee is hereby directed by the Depositor to execute the Cap Contracts on behalf of the Trust Fund in the form presented to it by the Depositor and shall have no responsibility for the contents of the Cap Contracts, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Cap Contracts at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in the Cap Contracts, the Trustee shall not be required to make any payments to the counterparty under the Cap Contracts.

(xii)       None of the Securities Administrator, the Master Servicer, the Servicer, the Seller, the Depositor, the Custodians or the Trustee shall be responsible for the acts or omissions of the others, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Section 9.03     Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgements of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 9.12) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency (other than as specifically set forth in Section 9.12) of the Cap Contracts, the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02. The Securities Administrator’s signature and authentication (or authentication of its agent) on the Certificates shall be solely in its capacity as Securities Administrator and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans.

Section 9.04	Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual capacity or in any other capacity other than as Trustee or Securities Administrator hereunder may become the owner or pledgee of any Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not the Trustee or the Securities Administrator.

Section 9.05	Fees and Expenses of Trustee and Securities Administrator.

The fees of the Trustee and the Securities Administrator hereunder shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodians and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodians shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee, the

Custodians or the Securities Administrator including any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement, including the Cap Contracts and any and all other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer or the Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator pursuant to this Agreement or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder by the Trustee or the Securities Administrator or by reason of reckless disregard of obligations and duties hereunder. In no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer’s reckless disregard of its obligations and duties under this Agreement. The indemnities in this Section 9.05 shall survive the termination or discharge of this Agreement and the resignation or removal of the Master Servicer, the Trustee, the Securities Administrator or the Custodians. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer’s own funds, without reimbursement from REMIC I therefor.

Section 9.06	Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, the Seller or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 9.07.

Additionally, the Securities Administrator (i) may not be an originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P (or such rating acceptable to Fitch pursuant to a rating confirmation). If no successor securities administrator shall have been appointed and shall have accepted appointment within sixty (60) days after Wells Fargo Bank, N.A., as Securities Administrator, ceases to be the securities administrator pursuant to this Section 9.06, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Securities Administrator. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, promptly appoint or petition a court of competent jurisdiction to appoint, a Person that satisfies the eligibility criteria set forth herein as the Trustee under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Trustee under this Agreement. Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

Section 9.07	Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign (including, without limitation, and in the case of the Securities Administrator, upon the resignation or removal of the Master Servicer) and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities

Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 9.08.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

Section 9.08	Successor Trustee or Securities Administrator.

Any successor trustee or successor securities administrator appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or Securities Administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Mortgage Loan Documents and related documents and statements to the extent held by it hereunder, as well as all monies, held by it hereunder, and the Depositor and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

No successor trustee or successor securities administrator shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 9.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section 9.08, the successor trustee or successor securities administrator shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates. If the successor trustee or successor securities administrator fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

Section 9.09	Merger or Consolidation of Trustee or Securities Administrator.

Any corporation, state bank or national banking association into which the Trustee or Securities Administrator may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or Securities Administrator or shall be the successor of the Trustee or Securities Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.10	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the REMIC I or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

Section 9.11	Appointment of Office or Agency.

The Certificates may be surrendered for registration of transfer or exchange at the Securities Administrator’s office initially located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and presented for final distribution at the Corporate Trust Office of the Securities Administrator where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

Section 9.12	Representations and Warranties.

The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator, the Servicer and the Depositor as applicable, as of the Closing Date, that:

(i)         It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(ii)         The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)        It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)        This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)        It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

Section 9.13	Tax Matters.

It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Fund. The Securities Administrator, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Securities Administrator shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) the Securities Administrator shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) the Securities Administrator shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Securities Administrator shall pay, from the sources specified in the last paragraph of this Section 9.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 9.13 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) the Securities Administrator shall not enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Securities Administrator shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

In order to enable the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Securities Administrator within 10 days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor, any such additional information or data that the Securities Administrator may, from time to time, request in order to enable the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any of REMIC I or REMIC II as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I or REMIC II after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I or REMIC II, and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Securities Administrator, if any such other tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Section, (ii) any party hereto (other than the Securities Administrator) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders, and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class M-5 Certificates, second, to the Class M-4 Certificates, third, to the Class M-3 Certificates, fourth, to the Class M-2 Certificates, fifth, to the Class M-1 Certificates, and sixth, to the Senior Certificates (pro rata based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date, from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of the other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Securities Administrator shall include in its monthly report to Certificateholders distributions to such parties taking into account the priorities described in the second preceding sentence. The Securities Administrator agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof. Notwithstanding the foregoing, however, in no event shall the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of this Agreement, (2) for any losses other than arising out of a grossly negligent performance by the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE X

TERMINATION

Section 10.01	Termination upon Liquidation or Repurchase of all Mortgage Loans.

Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Seller, the Securities Administrator, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate (other than the obligations of the Master Servicer to the Trustee pursuant to Section 9.05 and of the Securities Administrator to make payments in respect of the REMIC I Regular Interests or the Classes of Certificates as hereinafter set forth) upon the earlier of (a) the Master Servicer’s exercise of its optional right to purchase the Mortgage Loans and related REO Properties (the “Clean-up Call”) and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

The Cleanup Call shall be exercisable at a price (the “Termination Price”) equal to the sum of (i) 100% of the Stated Principal Balance of Mortgage Loan, (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any related REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee, (iv) unreimbursed out-of-pocket costs of the Securities Administrator, the Master Servicer, the Servicer or the Trustee, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right and (v) any other amounts due and owing to the Trustee, the Securities Administrator, the Master Servicer and the Custodians payable pursuant to this Agreement or the Custodial Agreements.

The right to exercise the Cleanup Call pursuant to the preceding paragraph shall be exercisable if the Stated Principal Balance of all of the Mortgage Loans at the time of any such repurchase, is less than or equal to ten percent (10%) of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

Section 10.02	Final Distribution on the Certificates.

If on any Determination Date, (i) the Securities Administrator determines based on the reports delivered by the Master Servicer under this Agreement that there are no Outstanding Mortgage Loans, and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Securities Administrator shall notify the Trustee and send a final distribution notice promptly to each related Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Trustee and the Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such

Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the office of the Securities Administrator set forth herein. If the Master Servicer elects to terminate the Trust Fund pursuant to Section 10.01, at least twenty (20) days prior to the date notice is to be mailed to the Certificateholders, the Master Servicer shall notify the Securities Administrator and the Trustee of the date the Master Servicer intends to terminate the Trust Fund. The Master Servicer shall remit the Termination Price to the Securities Administrator on behalf of the Trust Fund on the Business Day prior to the Distribution Date for such Optional Termination by the Master Servicer.

Notice of the exercise of the Cleanup Call, specifying the Distribution Date on which the Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed no later than the fifteenth (15th) day of the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of the Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to the Certificateholders.

In the event such notice is given, the Master Servicer shall deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation and surrender of the related Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 5.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining affected Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six (6) months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining affected Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within two (2) years after the second notice all affected Certificates shall not have been surrendered for cancellation, the related Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto and the Securities Administrator shall release such funds upon written direction.

Section 10.03	Additional Termination Requirements.

In the event of (i) the exercise by the Master Servicer of the Cleanup Call pursuant to the terms of this Agreement, or (ii) the final payment on or other liquidation of the last Mortgage Loan or REO Property in REMIC I pursuant to Section 10.01, the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on “prohibited transactions” of a REMIC, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1)

The Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor (in all other cases) shall establish a ninety-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the tax return for each of REMIC I and REMIC II pursuant to Treasury Regulation Section 1.860F-1. The Master Servicer or the Depositor, as applicable, shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer or the Depositor, as applicable;

(2)

During such ninety-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor (in all other cases) shall sell all of the assets of REMIC I for cash; and

(3)

At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer (in the case of the exercise of the Cleanup Call) or the Depositor (in all other cases) to specify the ninety-day liquidation period for REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.

The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer or the Depositor, as applicable, and the receipt of the Opinion of Counsel referred to in Section 10.03(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer or the Depositor, as applicable.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01	Amendment.

This Agreement may be amended from time to time by parties hereto, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to change the manner in which the Distribution Account maintained by the Securities Administrator or the Custodial Account maintained by the Servicer is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of REMIC I and REMIC II as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC I or REMIC II pursuant to the Code that would be a claim against any of REMIC I or REMIC II at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

This Agreement may also be amended from time to time by the parties hereto and the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any of REMIC I or REMIC II to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on REMIC I or REMIC II or the Certificateholders or cause REMIC I or

REMIC II to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 11.02	Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Seller or the Depositor shall effect such recordation at the Trust’s expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03	Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 11.04	Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage

Loans by the Seller to the Depositor, and by the Depositor to the Trust Fund be, and be construed as, an absolute sale thereof to the Depositor or the Trust Fund, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Seller to the Depositor, or by the Depositor to the Trust Fund. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or the Depositor, as applicable, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) each conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Seller or the Depositor, as applicable, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

Section 11.05	Notices.

(a)        The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i)	Any material change or amendment to this Agreement;

(ii)         The occurrence of any Servicer Default or Master Servicer Default that has not been cured;

(iii)        The resignation or termination of the Servicer, the Master Servicer or the Trustee and the appointment of any successor; and

(iv)	The final payment to Certificateholders.

In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

(i)	Each annual statement as to compliance described in Section 4.14; and

(ii)         Each annual independent public accountants’ servicing report described in Section 4.15.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Nomura Asset Acceptance Corp., 2 World Financial Center, Building B, New York, New York 10281 Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-AR4; (ii) in the case of the Seller, Nomura Credit & Capital, Inc., 2 World Financial

Center, Building B, New York, New York 10281, Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-AR4 or such other address as may be hereafter furnished to the other parties hereto by the Seller in writing; (iii) in the case of the Servicer, GMAC Mortgage Corporation, 500 Enterprise Road Horsham, Pennsylvania 19044, Attention: Ken Perkins; (iv) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; (v) in the case of the JPMorgan, JPMorgan Chase Bank Mortgage Banking Custody Services, 1111 Fannin Street, 12th Floor, Houston, Texas 77002, (vi) in the case of Wells Fargo Bank, National Association, as Custodian, 24 Executive Park, Suite 100, Irvine, California 92614, (vii) in the case of the Securities Administrator, its Corporate Trust Office; (viii) in the case of the Master Servicer, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention Client Manager - NAAC 2005-AR4) and (ix) in the case of the Rating Agencies, (a) Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group and (b) Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring. Any notice delivered to the Seller or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07	Assignment.

Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the Seller or the Depositor.

Section 11.08	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee, a written notice of a Servicer Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than twenty five percent (25%) of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee, hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder or the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.09	Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA ASSET ACCEPTANCE CORPORATION, as Depositor

By:	/s/ John P. Graham
Name:	John P. Graham
Title:	Authorized Signatory

NOMURA CREDIT & CAPITAL, INC., as Seller

By:	/s/ Jeane Leschak
Name:	Jeane Leschak
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer and Securities Administrator

By:	/s/ Amy Doyle
Name:	Amy Doyle
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Elena Zheng
Name:	Elena Zheng
Title:	Assistant Vice President

GMAC MORTGAGE CORPORATION, as Servicer

By:	/s/ Wesley B. Howland
Name:	Wesley B. Howland
Title:	Vice President

With respect to Sections 3.33 and 3.34 RISK MANAGEMENT GROUP, LLC

By:	/s/ Charles J. Cacici
Name:	Charles J. Cacici
Title:	Managing Member

By:	/s/ John Cafiero
Name:	John Cafiero
Title:	Managing Member

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this ___ day of July 2005, before me, a notary public in and for said State, appeared _____________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Asset Acceptance Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this ____ day of July 2005 before me, a notary public in and for said State, appeared_______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Credit & Capital, Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF IOWA	)
) ss.:
BLACK HAWK COUNTY	)

On this ____ day of July 2005, before me, a notary public in and for said State, appeared _________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of GMAC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of July 2005, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of HSBC Bank USA, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On this ____ day of July 2005, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells Fargo Bank, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS [I][II][III][IV]-A[1][2] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON [CLASS III-A-2 AND IV-A-2 CERTIFICATES ONLY] [AND REALIZED LOSSES ALLOCABLE HERETO]. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. [__]	Pass-Through Rate: Variable

Class [I][II][III][IV]-A-[1][2] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Aggregate Initial Certificate Principal Balance of the Class [I][II][III][IV]-A-[1][2] Certificates as of the Cut-off Date: $
Trustee: HSBC Bank USA, National Association
First Distribution Date: August 25, 2005	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: August 25, 2035	CUSIP: [______________]

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-AR4

evidencing a fractional undivided interest in the distributions allocable to the Class [I][II][III][IV]-A-[1][2] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, adjustable rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Seller”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Seller, GMAC Mortgage Corporation, as servicer (the “Servicer”), Wells Fargo

Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the calendar month prior to the calendar month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum Pass-Through Rate equal to [for Class I-A Certificates: the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans] [for Class II-A Certificates: the weighted average of the Net Mortgage Rates of the Group II Mortgage Loans] [for Class III-A-1 Certificates and Class III-A-2 Certificates: the weighted average of the Net Mortgage Rates of the Group III Mortgage Loans] [for Class IV-A-1 Certificates and Class IV-A-2 Certificates: the weighted average of the Net Mortgage Rates of the Group IV Mortgage Loans]. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the second month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon [for Class III-A-2 Certificates only: and Realized Losses on the Group III Mortgage Loans allocable to the Class III-A-2 Certificates] [for Class IV-A-2 Certificates only: and Realized Losses on the Group IV Mortgage Loans allocable to the Class IV-A-2 Certificates].

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and other assets included in the Trust Fund, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier to occur of (i) expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2005	WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [I][II][III][IV]-A-[1][2] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:	_________________________________
Signature by or on behalf of assignor
_________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-2

FORM OF CLASS V-A-[1][2][3][4] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON [CLASS V-A-4 CERTIFICATES ONLY] [AND REALIZED LOSSES ALLOCABLE HERETO]. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. [__]	Pass-Through Rate: Variable

Class V-A-[1][2][3][4] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Aggregate Initial Certificate Principal Balance of the Class V-A-[1][2][3][4] Certificates as of the Cut-off Date: $
Trustee: HSBC Bank USA, National Association
First Distribution Date: August 25, 2005	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: August 25, 2035	CUSIP: [______________]

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-AR4

evidencing a fractional undivided interest in the distributions allocable to the Class V-A-[1][2][3][4] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, adjustable rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Seller”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Seller, GMAC Mortgage Corporation, as servicer, (the “Servicer”), Wells

Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the period commencing on the immediately preceding Distribution Date (as hereinafter defined) (or with respect to the First Distribution Date, the Closing Date) and ending on the day immediately preceding the related Distribution Date on the Certificate Principal Balance hereof at a per annum Pass-Through Rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, [___]% or (B) after the first possible Optional Termination Date, [__]%, (ii) the applicable Net Funds Cap, (iii) the applicable Cap Rate and (iv) the applicable Maximum Interest Rate. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the second month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon [for Class V-A-4 Certificates only: and Realized Losses on the Group V Mortgage Loans allocable to the Class V-A-4 Certificates].

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and other assets included in the Trust Fund, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier to occur of (i) expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2005	WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class V-A-[1][2][3][4] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:	_________________________________
Signature by or on behalf of assignor
_________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-3

FORM OF CLASS M-[1][2][3][4][5] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [[AND ]THE CLASS M-1 CERTIFICATES] [[,/AND ]THE CLASS M-2 CERTIFICATES] [[AND ]THE CLASS M-3 CERTIFICATES] [[,]THE CLASS M-4 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

ANY TRANSFEREES OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(B) OF THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. [__]	Pass-Through Rate: Variable

Class M-[1][2][3][4][5] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Aggregate Initial Certificate Principal Balance of the Class M-[1][2][3][4][5] Certificates as of the Cut-off Date: $
Trustee: HSBC Bank USA, National Association
First Distribution Date: August 25, 2005	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: August 25, 2035	CUSIP: [__________________]

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-AR4

evidencing a fractional undivided interest in the distributions allocable to the Class M-[1][2][3][4][5] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional first lien, adjustable rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Seller”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Seller, GMAC Mortgage Corporation, as servicer, (the “Servicer”), Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the

“Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the period commencing on the immediately preceding Distribution Date (as hereinafter defined) (or with respect to the First Distribution Date, the Closing Date) and ending on the day immediately preceding the related Distribution Date on the Certificate Principal Balance hereof at a per annum Pass-Through Rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible Optional Termination Date, [___]% or (B) after the first possible Optional Termination Date, [__]%, (ii) the applicable Net Funds Cap, (iii) the applicable Cap Rate and (iv) the applicable Maximum Interest Rate. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and other assets included in the Trust Fund, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

Any transferee of this Certificate shall be deemed to make the representations set forth in Section 6.02(b) of the Agreement.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust

Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier to occur of (i) expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2005	WELLS FARGO BANK, N.A.
as Securities Administrator
By: _____________________________
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the M-[1][2][3][4][5] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:	_________________________________
Signature by or on behalf of assignor
_________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-4

FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND SUBORDINATE CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATE PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

Certificate No. [__]	Percentage Interest: [___]%

Class X	Variable Pass-Through Rate

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Initial Certificate Notional Balance of this Certificate as of the Cut-off Date: $

Trustee: HSBC Bank USA, National Association	Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
First Distribution Date: August 25, 2005

Assumed Final Distribution Date: August 25, 2035	CUSIP: [_____________]

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-AR4

evidencing a fractional undivided interest in the distributions allocable to the Class X Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”), generally consisting of conventional first lien, adjustable rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Seller”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Seller, GMAC Mortgage Corporation, as servicer, (the “Servicer”), Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Notional Balance hereof at a per annum rate equal to the Class X Pass-Through Rate as set forth in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Securities Administrator or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier to occur of (i) expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2005	WELLS FARGO BANK, N.A.
as Securities Administrator
By: _____________________________
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class X Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:	______________________________________
Signature by or on behalf of assignor
______________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-5

FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATE PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

Certificate No. [__]	Percentage Interest: 100%

Class P

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005	Aggregate Initial Certificate Principal Balance of the Class P Certificates as of the Cut-off Date: $100

Trustee: HSBC Bank USA, National Association	Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

First Distribution Date: August 25, 2005

Assumed Final Distribution Date: August 25, 2035	CUSIP: [________________]

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-AR4

evidencing a fractional undivided interest in the distributions allocable to the Class P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”), generally consisting of conventional first lien, adjustable rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Seller”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Seller, GMAC Mortgage Corporation, as servicer, (the “Servicer”), Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as

trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, THE Securities Administrator or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor, THE Securities Administrator nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, THE Securities Administrator, the Depositor and the Seller

against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier to occur of (i) expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2005	WELLS FARGO BANK, N.A.
as Securities Administrator
By: _____________________________
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:	______________________________________
Signature by or on behalf of assignor
______________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-6

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATE PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO

LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No. [__]

Class R	Percentage Interest: [__]

Date of Pooling and Servicing Agreement and Cut-off Date: July 1, 2005

Trustee: HSBC Bank USA, National Association	Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.

First Distribution Date: August 25, 2005

Assumed Final Distribution Date: August 25, 2035	CUSIP: [_______________]

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2005-AR4

evidencing a fractional undivided interest in the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation (“NAAC”) or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”), generally consisting of conventional first lien, adjustable rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the “Mortgage Loans”) sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the “Seller”) to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among NAAC, as depositor (the “Depositor”), the Seller, GMAC Mortgage Corporation, as servicer, (the “Servicer”), Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as

trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made to any person unless the transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and other assets included in the Trust Fund, all as more specifically set forth in the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if on such Distribution Date the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier to occur of (i) expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Assumed Final Distribution Date.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: July __, 2005	WELLS FARGO BANK, N.A.
as Securities Administrator
By: _____________________________
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A. as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:	______________________________________
Signature by or on behalf of assignor
______________________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(a)	the loan number;
(b)	the Mortgage Rate in effect as of the Cut-off Date;
(c)	the Servicing Fee Rate;
(d)	the Net Mortgage Rate in effect as of the Cut-off Date;
(e)	the maturity date;
(f)	the original principal balance;
(g)	the Cut-off Date Principal Balance;
(h)	the original term;
(i)	the remaining term;
(j)	the property type;
(k)	the MIN with respect to each Mortgage Loan; and
(l)	the applicable Servicer.

EXHIBIT C

[RESERVED]

EXHIBIT D

FORM OF TRANSFER AFFIDAVIT

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF	)
	)	ss.:
COUNTY OF	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1.       That he/she is [Title of Officer] of [Name of Investor] (the “Investor”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

2.       That (i) the Investor is not a “disqualified organization” as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Nomura Asset Acceptance Corporation Alternative Loan Trust, Mortgage Pass Through Certificates, Series 2005-AR4, Class R Certificates (the “Residual Certificates”) for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Nomura Asset Acceptance Corporation (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

3.       That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a “foreign trust,” as defined in Section 7701 (a)(31) of the Code.

4.	That the Investor’s taxpayer identification number is ______________________.

5.       That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

6.       That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

7.       That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]

By:
[Name of Officer]
[Title of Officer]
[Address of Investor for receipt of distributions]
Address of Investor for receipt of tax information:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT E

FORM OF TRANSFEROR CERTIFICATE

______________, 2005

Nomura Asset Acceptance Corporation

2 World Financial Center, Building B

New York, New York 10281

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attention: Nomura Asset Acceptance

Corporation, Alternative Loan Trust, Series 2005-AR4

Re:	Nomura Asset Acceptance Corporation Mortgage Pass-Through Certificates, Series 2005-AR4, Class_[_]

Ladies and Gentlemen:

In connection with the sale by ___________ (the “Seller”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2005-AR4, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of July 1, 2005, among Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as seller, GMAC Mortgage Corporation, as servicer, (the “Servicer”), Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor, the Securities Administrator and the Trustee that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

___________________________________________
(Seller)

By:
Name:
Title:

EXHIBIT F

FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

___________,2005

Nomura Asset Acceptance Corporation

2 World Financial Center

New York, New York 10281

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attention: Nomura Asset Acceptance

Corporation, Alternative Loan Trust, Series 2005-AR4

Re:	Nomura Asset Acceptance Corporation, Alternative Loan Trust,Mortgage Pass-Through Certificates, Series 2005-AR4

Ladies and Gentlemen:

_______________ (the “Purchaser”) intends to purchase from ____________ (the “Seller”) $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2005-AR4, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of July 1, 2005, among Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as seller, GMAC Mortgage Corporation, as servicer, (the “Servicer”), Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Securities Administrator and the Trustee that:

1.

The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Act”) or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2.

The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3.

The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501 (a) promulgated pursuant to the Act.

4.

The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser’s decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser.

5.

The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

___________________________________________
(Purchaser)

By:
Name:
Title:

EXHIBIT G

FORM OF RULE 144A INVESTMENT LETTER

[Date]

Nomura Credit & Capital, Inc.

2 World Financial Center, Building B

New York, New York 10281

Nomura Asset Acceptance Corporation

2 World Financial Center

New York, New York 10281

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Re:	Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2005-AR4 (the “Certificates”), including the Class Certificates (the “Private Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Private Certificates, we confirm that:

(i)

we understand that the Private Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)

any information we desired concerning the Certificates, including the Private Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Private Certificates has been made available to us;

(iii)

we are able to bear the economic risk of investment in Private Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor and we agree to obtain a representation from any transferee that such transferee is an institutional “accredited investor” so long as we are required to obtain a representation letter regarding compliance with the Act;

(iv)	we are acquiring Private Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Private Certificates;
(v)

we agree the Private Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)

we agree that in the event that at some future time we wish to dispose of or exchange any of the Private Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Private Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B)         if the Private Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Private Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “blue sky” laws and, if HSBC Bank USA, National Association, as trustee (the “Trustee”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)

we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)

we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing the opinion of counsel specified in Section 6.02(b) of the Agreement.

(ix)

we understand that each of the Class ___ Certificates bears, and will continue to bear, legends substantially to the following effect: “THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, ALL IN ACCORDANCE WITH SECTION 6.02(b) OF THE AGREEMENT.

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional “Accredited Investor” as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of July 1, 2005, between Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital, Inc., as seller, GMAC Mortgage Corporation, as servicer, (the “Servicer”), Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”) (the “Pooling and Servicing Agreement’).

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): _______________________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)
[By:__________________________________
Attorney-in-fact]

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)
[By:__________________________________
Attorney-in-fact]

EXHIBIT H

[RESERVED]

EXHIBIT I

DTC LETTER OF REPRESENTATIONS

[provided upon request]

EXHIBIT J

SCHEDULE OF MORTGAGE LOANS WITH LOST NOTES

[None]

EXHIBIT K

PREPAYMENT CHARGE SCHEDULE

EXHIBIT L

FORM OF SERVICER’S CERTIFICATION

Re:

Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of July 1, 2005, by and among Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as seller (the “Seller”), GMAC Mortgage Corporation, as servicer, (the “Servicer”), Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”)

I, [identify the certifying individual], certify to the Depositor, the Master Servicer, the Securties Administrator and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(i)

Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer during the preceding calendar year taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii)	The servicing information required to be provided to the Master Servicer by the Servicer under the Pooling and Servicing Agreement has been provided to the Master Servicer;
(iii)

I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon the review required by the Pooling and Servicing Agreement, and except as disclosed in the Annual Statement of Compliance and the Annual Independent Public Accountant’s Servicing Report submitted to the Master Servicer, the Servicer has, as of the date of this certification, fulfilled its obligations under the Pooling and Servicing Agreement; and

(iv)

I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

Date:	_________________________

_______________________________

[Signature]

[Title]

EXHIBIT M

[RESERVED]

EXHIBIT N

APPENDIX E – Standard & Poor’s Anti-Predatory Lending Categorization

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	High Cost Home Loan

Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan

	Massachusetts Predatory Home Loan Practices ActMass. Gen. Laws ch. 183C, §§ 1 et seq. Effective November 7, 2004	High Cost Home Mortgage Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage

South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan

New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

EXHIBIT X-1

Exhibit: Standard File Layout – Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.

PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

EXHIBIT X-2

Exhibit 2: Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-	Approved Assumption
•	BAP- Borrower Assistance Program
•	CO-	Charge Off
•	DIL-	Deed-in-Lieu
•	FFA-	Formal Forbearance Agreement
•	MOD-	Loan Modification
•	PRE-	Pre-Sale
•	SS-	Short Sale
•	MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor
•	Tenant
•	Unknown
•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged
•	Excellent
•	Fair
•	Gone
•	Good
•	Poor
•	Special Hazard
•	Unknown

Exhibit 2: Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

1.	The numbers on the form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.

The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.

The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.

Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.

Complete as applicable. All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

13.	The total of lines 1 through 12.
2.	Credits:
14-21.

Complete as applicable. All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

22.	The total of lines 14 through 21.

Please note: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line (16) for Part B/Supplemental proceeds.

3.	Total Realized Loss (or Amount of Any Gain)
23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

CALCULATION OF REALIZED LOSS/GAIN

Prepared by: __________________	Date: _______________
Phone: ______________________	Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name:________________________________________________________

Property Address:________________________________________________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	$________________	(12)

Cash for Keys__________________________	________________
HOA/Condo Fees_______________________	________________
______________________________________	________________
______________________________________	________________

Total Expenses	$ _______________	(13)

Credits:

(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance Proceeds	________________	(18)
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
_________________________________________	_________________
_________________________________________	_________________
Total Credits		$________________	(22)

Total Realized Loss (or Amount of Gain)	$________________	(23)